                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                Amendment No. 2

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report:  March 6, 1998
                Date of Earliest Event Reported:  March 4, 1998



                            TELE-COMMUNICATIONS, INC.
         -------------------------------------------------------------
            (Exact name of Registrant as specified in its charters)


                               State of Delaware
                    ---------------------------------------
                 (State or other jurisdiction of incorporation)


       0-20421                                        84-1260157
-------------------------               -------------------------------------
(Commission File Number)                 (I.R.S. Employer Identification No.)


          5619 DTC Parkway
         Englewood, Colorado                               80111
----------------------------------------            -------------------
(Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code:  (303) 267-5500

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS
       Unaudited Interim Consolidated Financial
          Statements of Cablevision Systems Corporation:
               Consolidated Statements of Operations for the three and nine months ended September 30, 1997 and 1996
               Consolidated Balance Sheets as of September 30, 1997 and
                   December 31, 1996
               Consolidated Statements of Cash Flows for the nine months ended
                   September 30, 1997 and 1996
               Notes to Consolidated Financial Statements

       Audited Consolidated Financial Statements of
          Cablevision Systems Corporation:
               Independent Auditor's Report
               Consolidated Balance Sheets as of December 31, 1996 and 1995 Consolidated Statements of Operations for the years ended
                   December  31, 1996, 1995 and 1994
               Consolidated Statements of Stockholders' Deficiency for the
                   years ended December 31, 1996, 1995 and 1994
               Consolidated Statements of Cash Flows for the years ended
                   December 31, 1996, 1995 and 1994
               Notes to Consolidated Financial Statements
(b)  PRO FORMA FINANCIAL INFORMATION

     Tele-Communications, Inc. and Subsidiaries:

          Condensed Pro Forma Balance Sheet,
             September 30, 1997 (unaudited)
          Condensed Pro Forma Statement of Operations,
             Nine months ended September 30, 1997 (unaudited)
          Condensed Pro Forma Statement of Operations,
             Year ended December 31, 1996 (unaudited)
          Notes to Condensed Pro Forma Financial Statements,
             September 30, 1997 (unaudited)

(c) EXHIBITS


    Exhibit Number  Description
    --------------  -----------
             2.1    Amended and Restated Contribution and Merger
                    Agreement, dated as of June 6, 1997, among TCI
                    Communications, Inc., Cablevision Systems Corporation, CSC
                    Parent Corporation and CSC Merger Corporation.*

             99.1 Stockholders Agreement dated as of March 4, 1998, by and among Cablevision Systems Corporation, Tele-
                    Communications, Inc. and the Class B Entities (as defined therein)*

---------------
* Previously filed.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 30, 1998


                                   TELE-COMMUNICATIONS, INC.
                                   (Registrant)


                                   By: /s/ Stephen M. Brett
                                      --------------------------------
                                       Stephen M. Brett
                                          Executive Vice President

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               (UNAUDITED)

                AT SEPTEMBER 30, 1997 AND DECEMBER 31, 1996 AND
       FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                         PART I--FINANCIAL INFORMATION

Item 1. Financial Statements

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Dollars in thousands, except per share data)
                                (Unaudited)

                                                                   Nine Months Ended        Three Months Ended
                                                                     September 30,             September 30,
                                                               -------------------------  -----------------------
                                                                   1997         1996         1997        1996
                                                               ------------  -----------  ----------  -----------
Revenues.....................................................    $1,314,995    $ 955,618   $ 517,930    $ 331,122
                                                               ------------  -----------  ----------  -----------
Operating expenses:
 Technical...................................................       568,259      392,076     227,829      134,496
 Selling, general and administrative.........................       347,405      226,940     132,786       80,501
 Depreciation and amortization...............................       363,023      262,741     140,442       87,573
                                                               ------------  -----------  ----------  -----------
                                                                  1,278,687      881,757     501,057      302,570
                                                               ------------  -----------  ----------  -----------
   Operating profit..........................................        36,308       73,861      16,873       28,552
                                                               ------------  -----------  ----------  -----------
Other income (expense):
 Interest expense............................................      (261,533)    (196,750)   (107,748)     (64,651)
 Interest income.............................................         2,635        2,678       1,807          438
 Share of affiliates' net losses.............................       (32,243)     (59,403)       (762)     (19,342)
 Write off of deferred interest and financing costs..........       (13,710)     (34,341)    (13,710)     (10,329)
 Gain on redemption of subsidiary preferred stock............       181,738      --          181,738      --
 Provision for preferential payment to related party.........        (4,200)      (4,200)     (1,400)      (1,400)
 Minority interest...........................................        14,145       (7,385)     10,317       (2,575)
 Miscellaneous...............................................        (7,059)      (7,444)     (3,068)      (3,201)
                                                               ------------  -----------  ----------  -----------
                                                                   (120,227)    (306,845)     67,174     (101,060)
                                                               ------------  -----------  ----------  -----------
Net income (loss)............................................       (83,919)    (232,984)     84,047      (72,508)
Dividend requirements applicable to preferred stocks.........      (110,324)     (92,596)    (37,593)     (34,423)
                                                               ------------  -----------  ----------  -----------
Net income (loss) applicable to common shareholders..........    $ (194,243)   $(325,580)  $  46,454    $(106,931)
                                                               ------------  -----------  ----------  -----------
                                                               ------------  -----------  ----------  -----------
Net income (loss) per common share...........................    $    (7.81)   $  (13.12)  $    1.87    $   (4.31)
                                                               ------------  -----------  ----------  -----------
                                                               ------------  -----------  ----------  -----------
Average number of common shares outstanding (in thousands)...        24,858       24,823      24,892       24,828
                                                               ------------  -----------  ----------  -----------
                                                               ------------  -----------  ----------  -----------

                           See accompanying notes to
                       consolidated financial statements.

               CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                 (Unaudited)

                                                                     September 30,        December 31,
                                                                         1997                 1996
                                                                    ---------------      -------------
ASSETS
Cash and cash equivalents....................................         $    32,135          $   11,612
Accounts receivable trade (less allowance for doubtful
  accounts of $29,830 and $12,955)...........................             181,994             105,406
Notes and other receivables (including affiliate amount of
  $10,235 in 1997)...........................................              85,080              19,368
Prepaid expenses and other assets............................              64,424              23,053
Property, plant and equipment, net...........................           1,720,053           1,390,971
Investments in affiliates....................................              60,424             311,865
Advances to affiliates.......................................               4,923               7,855
Feature film inventory.......................................             149,630             134,258
Net assets held for sale.....................................             264,344                --
Franchises, net of accumulated amortization of
  $453,157 and $389,791......................................             366,588             379,466
Affiliation agreements, net of accumulated amortization of
  $125,483 and $44,385.......................................             234,289             162,388
Excess costs over fair value of net assets acquired and other intangible assets, net of accumulated amortization of
  $677,953 and $549,256......................................           1,615,156             436,606
Deferred financing, acquisition and other costs, net of
  accumulated amortization of $38,168 and $29,755............              93,723              51,877
                                                                     --------------      --------------
                                                                       $4,872,763          $3,034,725
                                                                     --------------      --------------
                                                                     --------------      --------------

                           See accompanying notes to
                       consolidated financial statements.

            CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in thousands)
                             (Unaudited)

                                               September 30,     December 31,
                                                  1997               1996
                                               -------------     ------------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Accounts payable..........................       $227,578         $186,409
Accrued liabilities:
  Interest................................         69,178           45,774
  Payroll and related benefits............         85,467           63,987
  Franchise fees..........................         26,518           26,453
  Other...................................        283,660          104,172
Accounts payable to affiliates............            915           14,012
Feature film and contract rights
  payable.................................        283,318          115,437
Deferred revenue..........................        114,770               --
Bank debt.................................      2,875,891        1,670,245
Senior debt...............................        397,617               --
Senior debentures.........................        398,518               --
Subordinated debentures...................      1,048,207        1,323,105
Subordinated notes payable................        151,000          141,268
Obligation to related party...............        191,328          192,819
Capital lease obligations and other debt..         48,951            7,264
Minority interest.........................        124,737               --
                                              -----------       ----------
    Total liabilities.....................      6,327,653        3,890,945
                                              -----------       ----------
Deficit investment in affiliates..........         18,225          512,800
                                              -----------       ----------
Series H Redeemable Exchangeable
  Preferred Stock.........................        315,772          289,506
                                              -----------       ----------
Series M Redeemable Exchangeable
  Preferred Stock.........................        777,149          715,759
                                              -----------       ----------
Commitments and contingencies

Stockholders' deficiency:
  8% Series C Cumulative Preferred
    Stock, $.01 par value, 112,500 shares
    authorized, 110,622 shares issued
    ($100 per share liquidation
    preference)...........................             1                 1
  8% Series D Cumulative Preferred
    Stock, $.01 par value, 112,500 shares
    authorized, none issued ($100 per
    share liquidation preference).........            --                --
  8-1/2% Series I Cumulative Convertible
     Exchangeable Preferred Stock, $.01 par
     value, 1,380,000 shares authorized and
     issued ($250 per share liquidation
     preference)..........................            14                14
  Class A Common Stock, $.01 par value,
     50,000,000 shares authorized,
    13,823,172 and 13,583,676 shares
    issued................................            138              136
  Class B Common Stock, $.01 par value,
    20,000,000 shares authorized,
    11,109,709 and 11,254,709 shares
    issued................................            111              113
  Paid-in capital.........................        167,251          164,538
  Accumulated deficit.....................     (2,733,551)      (2,539,087)
                                              -----------       ----------
  Total stockholders' deficiency..........     (2,566,036)      (2,374,285)
                                              -----------       ----------
                                               $4,872,763       $3,034,725
                                              -----------       ----------
                                              -----------       ----------

                           See accompanying notes to
                       consolidated financial statements.

                    CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                               (Dollars in thousands)
                                    (Unaudited)

                                                                                            1997         1996
                                                                                         --------     ---------
Cash flows from operating activities:
  Net loss.............................................................................  $(83,919)    $(232,984)
                                                                                         --------     ---------
Adjustments to reconcile net loss to net cash provided
  by operating activities:
    Depreciation and amortization......................................................   363,023       262,741
    Share of affiliates' net losses....................................................    32,243        59,403
    Minority interest..................................................................   (14,145)        7,385
    Amortization of deferred financing.................................................     5,565         5,359
    Amortization of deferred interest..................................................       --          4,684
    Amortization of debenture discount.................................................       112            78
    Accretion of interest on debt......................................................       --          6,828
    Write off of deferred interest and financing costs.................................    13,710        34,341
    Loss on sale of equipment..........................................................     4,034         3,165
    Gain on redemption of subsidiary preferred stock...................................  (181,738)           --
Changes in assets and liabilities net of effects
  of acquisitions:
    Accounts receivable trade..........................................................   (10,771)        6,109
    Notes receivable, affiliates.......................................................   (10,235)           --
    Notes and other receivables........................................................   (43,965)         (882)
    Prepaid expenses and other assets..................................................   (10,982)       (7,898)
    Advances to affiliates.............................................................    14,372        (3,064)
    Feature film inventory.............................................................    22,677        16,067
    Accounts payable...................................................................    22,643         1,867
    Accrued interest...................................................................    17,364        22,852
    Accrued payroll and related benefits...............................................    16,694         9,707
    Accrued franchise fees.............................................................      (274)       (2,422)
    Accrued liabilities, other.........................................................    32,800       (10,663)
    Accounts payable to affiliates.....................................................   (19,552)        2,869
    Feature film rights payable........................................................    (9,660)      (16,464)
    Deferred revenue...................................................................    79,025            --
                                                                                         --------     ---------
         Total adjustments.............................................................   322,940       402,062
                                                                                         --------     ---------
Net cash provided by operating activities..............................................  $239,021      $169,078
                                                                                         --------     ---------

                          See accompanying notes
                    to consolidated financial statements.

                    CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                               (Dollars in thousands)
                                    (Unaudited)
                                    (continued)

                                                                                            1997         1996
                                                                                         ---------    ---------
Cash flows from investing activities:
  Capital expenditures............................................................       $(316,217)   $(294,183)
  Proceeds from sale of plant and equipment.......................................           1,959          525
  Additions to intangible assets..................................................            (922)      (1,681)
  Increase in investments in affiliates, net......................................        (174,817)     (85,948)
  Payments for acquisitions, net of cash acquired.................................        (533,853)    (107,062)
                                                                                        ----------   ----------
    Net cash used in investing activities.........................................      (1,023,850)    (488,349)
                                                                                        ----------   ----------
Cash flows from financing activities:
  Proceeds from bank debt.........................................................       2,271,614    1,186,328
  Repayment of bank debt..........................................................      (1,397,543)    (924,987)
  Proceeds from senior debt.......................................................          19,000       12,500
  Repayment of senior debt........................................................         (19,750)    (918,131)
  Preferred stock dividends.......................................................         (22,889)     (22,905)
  Net proceeds from issuance of redeemable exchangeable preferred stock...........              --      624,021
  Proceeds from issuance of senior subordinated debt...............................        398,508      399,385
  Redemption of senior subordinated debt...........................................       (283,445)          --
  Redemption of subsidiary preferred stock.........................................       (112,306)          --
  Issuance of common stock.........................................................          2,718        3,212
  Decrease in obligation to related party..........................................         (1,491)      (1,495)
  Payments of capital lease obligations and other debt.............................         (5,302)      (2,462)
  Additions to deferred financing and other costs..................................        (43,762)     (25,348)
                                                                                        ----------   ----------
    Net cash provided by financing activities........................................      805,352      330,118
                                                                                        ----------   ----------
Net increase in cash and cash equivalents.........................................          20,523       10,847

Cash and cash equivalents at beginning of year....................................          11,612       15,332
                                                                                       -----------  -----------
Cash and cash equivalents at end of period........................................     $    32,135  $    26,179
                                                                                       -----------  -----------
                                                                                       -----------  -----------

                        See accompanying notes
                 to consolidated financial statements.

                 CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (Dollars in thousands)
                                   (Unaudited)

Note 1.  Basis of Presentation

The accompanying unaudited consolidated financial statements of Cablevision Systems Corporation and its majority owned subsidiaries (the "Company") have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

Note 2.  Responsibility for Interim Financial Statements

The financial statements as of and for the three and nine months ended September 30, 1997 and 1996 presented in this Form 10-Q are unaudited; however, in the opinion of management, such statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.

The interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 1997.

Note 3.  Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) after deduction of preferred stock dividends by the weighted average number of common shares outstanding. Common stock equivalents were not included in the computation as their effect would be antidilutive or insignificant. In February 1997, the Financial Accounting Standards Board issued its Statement No. 128, "Earnings per Share." Among other provisions, SFAS No. 128 simplifies the standards for computing earnings per share. The Company does not expect the adoption of SFAS No. 128 to have a material impact on its per share determinations.

Note 4.  Cash Flows

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

                 CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (Dollars in thousands)
                                   (Unaudited)
                                   (continued)


The Company paid cash interest expense of approximately $232,451 and $162,676 for the nine months ended September 30, 1997 and 1996, respectively. The Company's noncash financing activities for the nine months ended September 30, 1997 and 1996 included capital lease obligations of $24,820 and $2,403, respectively, incurred when the Company entered into leases for new equipment and preferred stock dividend requirements of $87,656 and $69,912, respectively.

Note 5.  Acquisitions

On April 1, 1997, Rainbow Media Holdings, Inc. ("Rainbow Media") consummated a transaction in which Rainbow Programming Holdings, Inc. merged with and into Rainbow Media, a newly formed subsidiary of the Company. In addition, NBC received a 25% equity interest (which interest may be increased up to 27% under certain circumstances) in non-voting Class C common stock of Rainbow Media. The Company owns the remaining 75% equity interest in Rainbow Media. The partnership interests in certain of Rainbow Media's programming services formerly owned by NBC are now owned by subsidiaries of Rainbow Media. As a result of the exchange of 25% of the Company's interest in Rainbow Media for NBC's interests in certain entities, the Company recorded goodwill of $54,108 which will be amortized over a 10 year period.

On April 16, 1997, the Company and certain of its affiliates and ITT Corporation ("ITT") and certain of its affiliates, entered into definitive agreements ("MSG Agreement") relating to the acquisition by subsidiaries of Cablevision of ITT's 50 percent interest in Madison Square Garden L.P. ("MSG"). The transaction closed on June 17, 1997 when MSG borrowed $799,000 under its credit facility which was used to redeem a portion of ITT's interest in MSG for $500,000 and to repay its existing indebtedness. Rainbow Media contributed its SportsChannel Associates programming company to MSG, which, together with the redemption, increased the Company's interest in MSG to 89.8% and reduced ITT's interest to 10.2%. The remaining 10.2% interest is subject to certain puts and calls as specified in the MSG agreement. The acquisition was accounted for using the purchase method of accounting. The assets and liabilities and results of operations of MSG have been consolidated with those of the Company as of June 17, 1997. Previously the Company's investment in MSG was accounted for using the equity method of accounting. The excess of the purchase price over the net book value of assets acquired of approximately $299,298 will be allocated to the specific assets acquired when independent appraisals are obtained and will be amortized accordingly.

In June 1997, the Company acquired from Warburg Pincus Investors, L.P. ("Warburg") the interests that the Company did not already own in A-R Cable Partners ("Nashoba") and Cablevision of Framingham ("Framingham") for a purchase price of approximately $33,348 and

                 CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (Dollars in thousands)
                                   (Unaudited)
                                   (continued)


$7,865, respectively. The acquisitions of Nashoba and Framingham were accounted for as purchases with the operations of these companies being consolidated with those of the Company as of the acquisition dates. The excess of the purchase price over the net book value of assets acquired approximates $22,815 and $11,743 for the acquisition of Nashoba and Framingham, respectively, and is being amortized over 10 years.

On July 2, 1997 the Company redeemed from Warburg the Series A preferred stock of A-R Cable Services, Inc. (A-R Cable) for an aggregate amount of approximately $112,301. The assets and liabilities of A-R Cable have been consolidated with those of the Company as of July 2, 1997. Previously, the Company's investment in A-R Cable was accounted for using the equity method of accounting. In connection with this transaction, the Company recognized a gain of $181,738 principally representing the reversal of accrued preferred dividends in excess of amounts paid.

Pro Forma Results of Operations

The following unaudited pro forma condensed results of operations are presented for the nine months ended September 30, 1997 and 1996 as if the acquisitions of MSG, Nashoba and Framingham, the NBC transaction and the A-R Cable consolidation had occurred on January 1, 1997 and 1996, respectively.

                                           Nine Months Ended September 30,
                                           -------------------------------
                                               1997             1996
                                           ------------     ------------
Net revenues.............................    $1,614,743       $1,418,204
                                           ------------     ------------
                                           ------------     ------------
Net loss.................................    $ (377,847)      $ (361,392)
                                           ------------     ------------
                                           ------------     ------------
Net loss per common share ...............    $   (15.20)      $   (14.56)
                                           ------------     ------------
                                           ------------     ------------

The pro forma information presented above gives effect to certain adjustments, including the amortization of acquired intangible assets and increased interest expense on acquisition debt. The pro forma information has been prepared for comparative purposes only and does not purport to indicate the results of operations which would actually have occurred had the transactions been made at the beginning of the periods indicated, or which may occur in the future. These amounts do not reflect the gain recognized on the redemption of A-R Cable's Series A preferred stock.

                 CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (Dollars in thousands)
                                   (Unaudited)
                                   (continued)


Note 6.  Net Assets Held for Sale

In February 1997, the Company announced that it was pursuing a plan to dispose of certain nonstrategic cable television systems representing an aggregate of up to 478,000 basic subscribers. As described below, the Company has entered into definitive agreements covering the sale of cable television systems representing approximately 380,000 basic subscribers.

On May 8, 1997, A-R Cable Services-ME, Inc. (A-R Maine), a subsidiary of A-R Cable, entered into an agreement to sell the cable television systems in Maine owned by A-R Maine for approximately $78,000 in cash. This transaction was consummated on October 31, 1997. In addition, on August 13, 1997, A-R Cable entered into an agreement to sell cable television systems in Rockford, Illinois for approximately $97,000 in cash.

On August 13, 1997, Cablevision of the Midwest, Inc., a subsidiary of the Company, entered into an agreement to sell cable television systems in Allen and Gibsonberg Township, Ohio for approximately $10,700 in cash.

On August 19, 1997, Rainbow Media entered into an agreement for the sale of its subsidiary, CV Radio Associates, L.P., for $8,400.

On August 29, 1997, the Company entered into an agreement to sell the cable television properties of U.S. Cable Television Group, L.P. ("U.S. Cable"), a subsidiary of the Company, for $315,000.

The pending transactions are subject to the receipt of regulatory and other customary approvals. The pending transactions are currently expected to be consummated in the fourth quarter of 1997 and/or the first quarter of 1998. The Company expects to record gains upon the consummation of the transactions. There can be no assurance that the pending transactions will be consummated in a timely fashion, or at all.

For financial reporting purposes, the assets and liabilities attributable to the above transactions have been classified in the consolidated balance sheet as net assets held for sale and consist of the following at September 30, 1997.


     Property, plant and equipment, net.................  $124,819
     Intangible assets, net.............................   164,788
     Other assets.......................................     4,726
                                                          --------
     Total assets.......................................   294,333
     Total liabilities..................................    29,989
                                                          --------
     Net assets.........................................  $264,344
                                                          --------
                                                          --------

                 CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (Dollars in thousands)
                                   (Unaudited)
                                   (continued)


The accompanying consolidated statement of operations for the nine months ended September 30, 1997 includes net revenues aggregating approximately $100,000 and net losses aggregating approximately $14,500 relating to net assets held for sale. Assets to be disposed of are not being depreciated or amortized while they are held for sale.

Note 7.  Debt

On July 25, 1997, the Company paid $283,445 plus accrued interest of $9,361 to redeem its $275,000 10 3/4% Senior Subordinated Debentures due 2004. The payment included a redemption premium of $8,445. In addition, the Company wrote-off deferred financing costs of approximately $5,265 related to the debentures.

In August 1997, the Company issued $400,000 principal amount of 8 1/8% Senior Debentures due 2009. The Senior Debentures were issued at a discount of $1,492. The proceeds of the offering were used to reduce borrowings under the Company's Senior Term Loan. The Senior Debentures can not be redeemed by the Company prior to maturity.

Note 8.  Recent Developments

On June 6, 1997, the Company entered into an agreement with TCI Communications, Inc., a subsidiary of Tele-Communications, Inc. ("TCI Transaction") whereby the Company will issue 12,235,543 shares of Class A common stock, subject to adjustment in certain events, in exchange for cable television systems located in New Jersey, Long Island and New York's Rockland and Westchester counties serving approximately 820,000 subscribers at September 30, 1997 and having stipulated outstanding indebtedness of $669,000 at closing. The closing is conditioned, among other things, upon expiration or termination of the waiting period under the Hart-Scott-Rodino ("HSR") Antitrust Improvements Act of 1976, receipt of approvals from federal, state and local governmental agencies and others, and approval of the Company's shareholders. On August 1, 1997, the United States Federal Trade Commission issued a second request with respect to the HSR Act filing, seeking additional information with respect to the pending transaction.

On June 22, 1997, Rainbow Media Sports Holdings, Inc. ("Rainbow Sports"), a wholly-owned subsidiary of Rainbow Media entered into an agreement with Fox Sports Net, LLC ("Fox Sports"), a subsidiary of Fox/Liberty Networks, LLC, to organize three partnerships, Regional Programming Partners, National Sports Partners and National Advertising Partners (the "Fox Liberty Transaction"). Upon the formation of Regional Programming Partners, Rainbow Media will contribute its partnership interests in its regional sports channels and MSG in exchange for a 60% interest in Regional Programming Partners ("RPP"). The Company will be the managing partner of RPP.

                 CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              (Dollars in thousands)
                                   (Unaudited)
                                   (continued)


Fox Sports will contribute $850,000 in cash to Regional Programming Partners in exchange for a 40% interest in Regional Programming Partners. Upon the formation of National Sports Partners and National Advertising Partners, the Company and Fox Sports will each contribute certain assets to the partnerships for a 50% partnership interest. Fox Sports will be the managing partner of these partnerships. Consummation of the transaction is subject to regulatory approvals and third party consents. The Company expects to record a gain upon consummation of this transaction.

On October 2, 1997, the Company entered into an agreement with At Home Corporation ("@Home") and certain of its shareholders, pursuant to which the Company agreed to enter into agreements for the distribution of the @Home service over the Company's cable television syatems on the same terms and conditions as @Home's founding partners, Telecommunications, Inc., Comcast Corporation and Cox Communications. The Company received a warrant to purchase 7,875,784 shares of @Home's Series A common stock at an exercise price of $.50 per share, and, in addition, a warrant to purchase up to 3,071,152 shares of @Home's Series A common stock at $.50 per share under certain conditions (the "Contingent Warrant"). The Contingent Warrant is not immediately exercisable and will become exercisable as and to the extent certain cable systems, including the TCI contributed systems, are transferred from TCI and its controlled affiliates to the Company or its controlled affiliates. @Home Network distributes high-speed interactive services to residences and businesses using its own network architecture and a variety of transport options, including the cable industry's hybrid-fiber coaxial infrastructure.

               CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                       AT DECEMBER 31, 1996 AND 1995 AND
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors
Cablevision Systems Corporation

We have audited the accompanying consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996. In connection with our audits of the consolidated financial statements, we also audited the financial statement schedule listed in Item 14(a)(2). These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cablevision Systems Corporation and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                               /s/  KPMG Peat Marwick LLP
                                               --------------------------
                                                    KPMG Peat Marwick LLP
Jericho, New York
April 1, 1997

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995
                             (Dollars in thousands)

         ASSETS                                              1996        1995
                                                             ----        ----
Cash and cash equivalents .............................. $   11,612   $  15,332

Accounts receivable trade (less allowance for
   doubtful accounts of $12,955 and $12,678) ...........    105,406     100,506

Notes and other receivables ............................     19,368      16,762

Prepaid expenses and other assets ......................     23,053      19,353

Property, plant and equipment, net .....................  1,390,971   1,026,355

Investments in affiliates ..............................    311,865     141,345

Advances to affiliates .................................      7,855       6,909

Feature film inventory .................................    134,258     143,916

Franchises, net of accumulated
   amortization of $389,791 and $314,218 ...............    379,466     363,077

Affiliation agreements, net of accumulated
   amortization of $44,385 and $20,598 .................    162,388     124,848

Excess costs over fair value of net assets acquired
   and other intangible assets, net of accumulated
   amortization of $549,256 and $518,178 ...............    436,606     468,133

Deferred financing, acquisition and other costs, net
   of accumulated amortization of $29,755 and $23,899 ..     51,877      47,673

Deferred interest expense, net of accumulated
   amortization of $42,142 .............................          -      28,096
                                                         ----------  ----------
                                                         $3,034,725  $2,502,305
                                                         ----------  ----------
                                                         ----------  ----------

                            See accompanying notes to
                       consolidated financial statements.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995
                (Dollars in thousands, except per share amounts)

                                                                          1996          1995
                                                                          ----          ----
         LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Accounts payable .....................................................  $  186,409     $ 156,470
Accrued liabilities:
    Interest .........................................................      45,774        41,908
    Payroll and related benefits .....................................      63,987        47,997
    Franchise fees ...................................................      26,453        21,980
    Other ............................................................     104,172       116,125
Accounts payable to affiliates .......................................      14,012        12,708
Feature film rights payable ..........................................     115,437       128,000
Bank debt ............................................................   1,670,245       992,469
Senior debt ..........................................................        --         898,803
Subordinated debentures ..............................................   1,323,105       923,608
Subordinated notes payable ...........................................     141,268       141,268
Obligation to related party ..........................................     192,819       192,945
Capital lease obligations and other debt .............................       7,264         8,014
                                                                        ----------    ----------
    Total liabilities ................................................   3,890,945     3,682,295
                                                                        ----------    ----------
Deficit investment in affiliates .....................................     512,800       453,935
                                                                        ----------    ----------
Series H Redeemable Exchangeable Preferred Stock .....................     289,506       257,751
                                                                        ----------    ----------
Series M Redeemable Exchangeable Preferred Stock .....................     715,759             -
                                                                        ----------    ----------

Commitments and contingencies

Stockholders' deficiency:
    8%  Series C Cumulative Preferred Stock, $.01 par
        value, 112,500 shares authorized, 110,622 shares
        issued ($100 per share liquidation preference) ...............           1             1
    8% Series D Cumulative Preferred Stock, $.01 par
        value, 112,500 shares authorized, none issued
        ($100 per share liquidation preference)......................            -             -
    8-1/2% Series I Cumulative Convertible Exchangeable
        Preferred Stock, $.01 par value, 1,380,000 shares
        authorized and issued ($250 per share liquidation
        preference) ..................................................          14            14
    Class A Common Stock, $.01 par value, 50,000,000 shares
        authorized, 13,583,676 and 14,210,599 shares issued ..........         136           142
    Class B Common Stock, $.01 par value, 20,000,000 shares
        authorized, 11,254,709 and 11,572,709 shares issued ..........         113           116
    Paid-in capital ..................................................     164,538       247,671
    Accumulated deficit ..............................................  (2,539,087)   (2,079,228)
                                                                        ----------    ----------
                                                                        (2,374,285)   (1,831,284)
    Less treasury stock, at cost (1,091,553 shares) ..................        --         (60,392)
                                                                        ----------    ----------
    Total stockholders' deficiency ...................................  (2,374,285)   (1,891,676)
                                                                        ----------    ----------
                                                                        $3,034,725    $2,502,305
                                                                        ----------    ----------
                                                                        ----------    ----------

                             See accompanying notes
                      to consolidated financial statements.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              YEARS ENDED DECEMBER
                             31, 1996, 1995 AND 1994
                             (Dollars in thousands,
                            except per share amounts)

                                                              1996        1995          1994
                                                             -------    --------       ------
Revenues (including affiliate amounts of $9,487, $7,087
  and $8,290) .........................................  $ 1,315,142   $ 1,078,060   $ 837,169
                                                         -----------   -----------   --------

Operating expenses:
 Technical (including affiliate amounts of $37,610,
   $37,756, and $20,232) ..............................      538,272       412,479     302,885
 Selling, general and administrative
   (including affiliate amount of $(1,003) in 1994) ...      313,476       266,209     195,942
 Restructuring charge .................................         --            --         4,306
 Depreciation and amortization ........................      388,982       319,929     271,343
                                                         -----------   -----------   ----------
                                                           1,240,730       998,617     774,476
                                                         -----------   -----------   ----------

Operating profit ......................................       74,412        79,443      62,693
                                                         -----------   -----------   ----------

Other income (expense):
 Interest expense .....................................     (268,177)     (313,850)   (263,299)
 Interest income (including affiliate
 amounts of $568, $468 and $493) ......................        3,162         1,963       1,518
 Share of affiliates' net loss ........................      (82,028)      (93,024)    (82,864)
 Gain (loss) on sale of programming and affiliate
 interests, net .......................................         --          35,989        --
 Write off of deferred interest and financing costs ...      (37,784)       (5,517)     (9,884)
 Loss on redemption of debentures .....................         --            --        (7,088)
 Provision for preferential payment to related party ..       (5,600)       (5,600)     (5,600)
 Minority interest ....................................       (9,417)       (8,637)     (3,429)
 Miscellaneous, net ...................................       (6,647)       (8,225)     (7,198)
                                                         -----------     ---------   ----------
                                                            (406,491)     (396,901)    (377,844)
                                                         -----------     ---------   ----------
Net loss ..............................................     (332,079)     (317,458)   (315,151)

Dividend requirements applicable to preferred
  stock ...............................................     (127,780)      (20,249)     (6,385)
                                                         -----------   -----------   ----------

Net loss applicable to common shareholders ............  $  (459,859)  $  (337,707)  $(321,536)
                                                         -----------   -----------   ----------
                                                         -----------   -----------   ----------

Net loss per common share .............................  $    (18.52)  $    (14.17)  $  (13.72)
                                                         -----------   -----------   ----------
                                                         -----------   -----------   ----------

Average number of common shares outstanding
 (in thousands) .......................................       24,827        23,826      23,444
                                                         -----------   -----------   ----------
                                                         -----------   -----------   ----------

                             See accompanying notes
                      to consolidated financial statements.

                                   CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                     Years Ended December 31, 1996, 1995 and 1994
                                                (Dollars in thousands)

                                                                               Paid-in Capital
                                                                               (Par Value
                              Series C  Series E   Series I  Class A Class B   in Excess
                              Preferred Preferred  Preferred  Common  Common   of Capital   Accumulated  Treasury
                               Stock     Stock      Stock     Stock   Stock    Contributed    Deficit     Stock      Total
                               -----     -----      -----     -----   -----    -----------    -------     -----      -----

Balance December 31, 1993 ....   $1       $ -      $ -       $ 108   $ 124     $(80,255)    $(1,419,985)  (3,237)   $(1,503,244)

 Net loss ....................   -          -        -           -       -            -        (315,151)      -       (315,151)
 Issuance of Series E
   preferred stock ...........   -          1        -           -       -       98,406               -        -         98,407
 Cost of acquisition .........   -          -        -           -       -     (101,600)              -        -       (101,600)
 Employee stock transactions .   -          -        -           5       -        9,433               -        -          9,438
 Conversion of Class B to
   Class A ...................   -          -        -           6      (6)           -               -        -              -
 Preferred dividend
   requirements ..               -          -        -           -       -            -          (6,385)       -         (6,385)
                                ---        ---      ---        ---     ---     --------      ----------   ------    -----------
Balance December 31, 1994 ....   1          1        -         119     118      (74,016)     (1,741,521)  (3,237)    (1,818,535)

 Net loss ....................   -          -        -           -       -            -        (317,458)       -       (317,458)
 Issuances of preferred stock.   -          -       14           -       -      323,317               -        -        323,331
 Redemption of Series E
   preferred stock ...........   -         (1)      -            -       -     (103,002)              -        -       (103,003)
 Employee stock transactions .   -          -       -            5       -        7,715               -        -          7,720
 Payment for acquisition, net    -          -       -           16       -       93,657               -  (57,155)        36,518
 Conversion of Class B to
   Class A ...................   -          -       -            2      (2)          -                -        -              -
 Preferred dividend
    requirements .............   -          -       -            -       -           -          (20,249)       -        (20,249)
                                ---        ---      ---        ---     ---     --------      ----------   ------    -----------
Balance December 31, 1995 ....   1          -      14          142     116     247,671       (2,079,228) (60,392)    (1,891,676)

 Net loss ....................   -          -       -            -       -           -         (332,079)       -       (332,079)
 Issuances of preferred stock    -          -       -            -       -     (25,979)               -        -        (25,979)
 Employee stock transactions..   -          -       -            1       -       3,228                -        -          3,229
 Conversion of Class B to
   Class A....................   -          -       -            3      (3)          -                -        -              -
 Retirement of treasury stock    -          -       -          (10)      -     (60,382)               -   60,392              -
 Preferred dividend
   requirements ..............   -          -       -                   -           -         (127,780)       -       (127,780)
                                ---        ---      ---        ---     ---     --------      ----------   ------    -----------
Balance December 31, 1996 ....  $1        $ -     $14        $ 136   $ 113   $ 164,538      $(2,539,087)  $    -    $(2,374,285)
                                ---        ---      ---        ---     ---     --------      ----------   ------    -----------
                                ---        ---      ---        ---     ---     --------      ----------   ------    -----------

                             See accompanying notes
                      to consolidated financial statements.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 and 1994
                             (Dollars in thousands)

                                                                               1996       1995        1994
                                                                             --------     -----       ------
Cash flows from operating activities:

     Net loss ...........................................................  $(332,079)  $(317,458)  $(315,151)
                                                                           ---------   ---------   ---------
   Adjustments to reconcile net loss to net cash provided by operating activities:
        Depreciation and amortization ...................................    388,982     319,929     271,343
        Share of affiliates' net loss ...................................     82,028      93,024      82,864
        Minority interest ...............................................      9,417       8,637       3,429
        (Gain) loss on sale of programming and affiliates interests, net        --       (35,989)       --
        Write off of deferred interest and financing costs ..............     37,784       5,517       9,884
        Loss on redemption of debentures ................................       --          --         7,088
        Loss on sale of equipment, net ..................................      4,733       4,077       3,844
        Amortization of deferred financing ..............................      7,395       5,320       4,844
        Amortization of deferred interest expense .......................      4,684      14,047      14,048
        Amortization of debenture discount ..............................        112          74         148
        Accretion of interest on debt ...................................      6,828      39,479      35,574
        Change in assets and liabilities, net of effects of acquisitions:
            Increase in accounts receivable trade .......................     (2,709)    (17,200)     (3,923)
            Decrease in notes receivable affiliates .....................       --           357         715
            Increase in notes and other receivables .....................     (1,810)     (2,421)     (3,076)
            Increase in prepaid expenses and other assets ...............    (12,428)     (3,189)     (8,675)
            (Increase) decrease in advances to affiliates ...............     (2,168)      3,994       1,326
            Increase (decrease) in feature film inventory ...............      9,658     (14,420)      7,760
            Increase in accounts payable ................................     15,830      24,685      19,069
            Increase (decrease) in accrued liabilities ..................     (4,618)     22,412      (2,126)
            Increase (decrease) in accounts payable to affiliates .......      1,304      (2,746)      6,037
            Increase (decrease) in feature film rights payable ..........    (12,563)      6,586      (8,397)
                                                                           ---------   ---------   ---------
     Total adjustments ..................................................    532,459     472,173     441,776
                                                                           ---------   ---------   ---------
     Net cash provided by operating activities ..........................    200,380     154,715     126,625
                                                                           ---------   ---------   ---------
Cash flows from investing activities:
   Capital expenditures .................................................   (449,165)   (287,138)   (284,858)
   Payments for acquisitions, net of cash acquired ......................   (113,095)   (293,902)   (673,611)
   Proceeds from sale of programming and affiliate interests ............       --        32,850        --
   Proceeds from sale of equipment ......................................        814       1,873       1,515
   (Increase) decrease in investments in affiliates, net ................   (179,536)     (3,901)      3,457
   Additions to intangible assets, net ..................................       (766)     (1,016)       (373)
                                                                           ---------   ---------   ---------
     Net cash used in investing activities ..............................   (741,748)   (551,234)   (953,870)
                                                                           ---------   ---------   ---------

                             See accompanying notes
                      to consolidated financial statements.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 and 1994
                             (Dollars in thousands)
                                   (continued)

                                                                    1996          1995        1994
                                                                   -------       ------      ------
Cash flows from financing activities:
   Issuance of bank debt to finance acquisitions ............  $   113,095   $   293,902   $ 542,608
   Proceeds from bank debt ..................................    1,940,471       425,916     965,654
   Repayment of bank debt ...................................   (1,576,585)   (1,062,768)   (698,435)
   Proceeds from senior debt ................................       12,500        10,000       2,500
   Repayment of senior debt .................................     (918,131)      (13,116)     (8,500)
   Redemption of debentures .................................         --            --      (202,000)
   Issuance of subordinated notes payable and other debt ....         --            --       145,268
   Issuance of subordinated debentures ......................      399,385       300,000        --
   Net proceeds from issuances of redeemable exchangeable
     convertible preferred stock ............................      624,021       573,331      98,407
   Redemption of redeemable exchangeable convertible
     preferred stock ........................................         --        (103,003)       --
   Preferred stock dividends ................................      (30,266)      (12,498)     (6,385)
   Issuance of common stock .................................        3,229         7,720       9,438
   Obligation to related party ..............................         (126)         (134)       --
   Payments on capital lease obligations and other debt .....       (3,321)       (6,583)     (2,678)
   Additions to deferred financing and other ................      (26,624)      (12,266)    (20,226)
                                                               -----------   -----------   ---------
     Net cash provided by financing activities ..............      537,648       400,501     825,651
                                                               -----------   -----------   ---------
Net increase (decrease) in cash and cash equivalents ........       (3,720)        3,982      (1,594)

Cash and cash equivalents at beginning of year ..............       15,332        11,350      12,944
                                                               -----------   -----------   ---------
Cash and cash equivalents at end of year....................   $    11,612   $    15,332   $  11,350
                                                               -----------   -----------   ---------
                                                               -----------   -----------   ---------

                             See accompanying notes
                      to consolidated financial statements.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY AND RELATED MATTERS

Cablevision Systems Corporation and its majority-owned subsidiaries (the "Company") own and operate cable television systems. The Company also has ownership interests in and manages other cable television systems and has interests in companies that produce and distribute national and regional programming services and that provide advertising sales services for the cable television industry. The Company's revenues are derived principally from the provision of cable television and programming services, which include recurring monthly fees paid by subscribers. For financing purposes, Cablevision Systems Corporation and certain of its subsidiaries are structured as a restricted group and an unrestricted group (see Note 4).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Cablevision Systems Corporation and its majority-owned subsidiaries. The Company's interests in less than majority-owned entities and its 100% common stock interest in A-R Cable Services, Inc. (see Note 2) are carried on the equity method. Advances to affiliates are recorded at cost, adjusted when recoverability is doubtful. All significant intercompany transactions and balances are eliminated in consolidation.

REVENUE RECOGNITION

The Company recognizes cable television and programming revenues as services are provided to subscribers. Advertising revenues are recognized when commercials are telecast.

LONG-LIVED ASSETS

Property, plant and equipment, including construction materials, are carried at cost, which includes all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new subscriber installations.

Franchises are amortized on the straight-line basis over the average remaining terms (7 to 11 years) of the franchises at the time of acquisition. Affiliation agreements are amortized on a straight-line basis over an average life of approximately 10 years. Other intangible assets are amortized on the straight-line basis over the periods benefited (2 to 10 years), except that excess costs over fair value of net assets acquired are being amortized on the straight-line basis over periods ranging from 5 to 20 years.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

The Company implemented the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective January 1, 1996. The Company reviews its long-lived assets (property, plant and equipment, and related intangible assets that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value. The adoption of Statement No. 121 had no impact on the Company's financial position or results of operations.

FEATURE FILM INVENTORY

Rights to feature film inventory acquired under license agreements along with the related obligations are recorded at the contract value. Costs are amortized on the straight-line method over either the contract period or the intended number of days to be aired. Amounts payable during the five years subsequent to December 31, 1996 related to feature film telecast rights amount to $24,369 in 1997, $18,464 in 1998, $16,790 in 1999, $6,067 in 2000 and $12,395 in 2001.

DEFERRED FINANCING COSTS

Costs incurred to obtain debt are deferred and amortized, on the straight-line basis, over the life of the related debt.

INCOME TAXES

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.

LOSS PER SHARE

Net loss per common share is computed based on the average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock. Common stock equivalents were not included in the computation as their effect would be to decrease net loss per share.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

CASH FLOWS

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents. The Company paid cash interest expense of approximately $252,120, $252,344 and $198,535 during 1996, 1995 and 1994, respectively. During 1996, 1995 and 1994, the Company's noncash investing and financing activities included capital lease obligations of $2,571, $1,086 and $4,020, respectively, incurred when the Company entered into leases for new equipment; obligation to related party of $101,460 in 1994 (see Note 8); Series H preferred stock dividend requirements of $31,755 and $7,751 in 1996 and 1995, respectively, and Series M preferred stock dividend requirements of $65,759 in 1996 (See Note 5); and the issuance in 1995 of 687,623 shares of the Company's Class A Common Stock (fair value of $37,733) for the acquisition of Cablevision of Boston (See Note 2).

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. ACQUISITIONS, DISPOSITIONS AND RESTRUCTURINGS

ACQUISITIONS

1996 ACQUISITIONS:

In August, 1996, the Company acquired the remaining approximate 80% partnership interest in U.S. Cable that it did not already own for approximately $4,010 and repaid the debt owed by U.S. Cable to General Electric Capital Corporation ("GECC") of approximately $154,000 with proceeds from a new $175,000 credit facility (see Note 4).

See Note 8 - "Affiliate Transactions" for a discussion of the Company's investment in Northcoast Operating Co., Inc.

In May 1996, the Company entered into an agreement (the "Warburg Agreement") with Warburg, Pincus Investors, L.P. ("Warburg") to acquire from Warburg the interests that the Company does not already own in A-R Cable Services, Inc. ("A-R Cable"), A-R Cable Partners, Cablevision of Newark and Cablevision of Framingham (each a "Warburg Company") for an aggregate purchase

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

price of $183,000 subject to certain adjustments and regulatory approval. In September, 1996, the Company acquired the 75% equity interest that Warburg owned in Cablevision of Newark for approximately $37,000, giving the Company full ownership of Cablevision of Newark. At December 31, 1996, acquisition of the other Warburg Companies have not been completed (see Note 14).

The acquisitions of U.S. Cable and Cablevision of Newark were accounted for as purchases with the operations of these companies being consolidated with those of the Company as of the acquisition dates. The excess of the purchase price over the net book value of assets acquired approximates $211,707 ($148,439 for the acquisition of U.S. Cable and $63,268 for the acquisition of Cablevision of Newark) and will be allocated to the specific assets acquired when independent appraisals are completed. For purposes of the 1996 consolidated financial statements, the excess purchase price has been recorded as excess costs over fair value of net assets acquired and is being amortized over 7 years.

In October, 1996, Rainbow Programming Holdings, Inc., a wholly-owned subsidiary of the Company, ("Rainbow Programming") made a payment of $81.25 million to ITT Corporation, a Delaware Corporation ("ITT"), increasing its partnership interest in MSG Holdings, L.P. ("MSG Holdings") from approximately 15.2% to approximately 26.6%. See Note 14 for a description of the transaction in which Rainbow Programming equalized its interests in MSG Holdings and a discussion of plans to acquire a majority interest in MSG Holdings.

During 1996, Rainbow Programming invested approximately $5,756 in a joint venture formed with a subsidiary of Loral Space and Communications, Ltd. for the purpose of exploiting certain direct broadcast satellite ("DBS") frequencies. Rainbow Programming also contributed to the joint venture its interest in certain agreements with the licensee of such frequencies.

1995 ACQUISITIONS:

In March 1995, MSG Holdings, a partnership among subsidiaries of Rainbow Programming and subsidiaries of ITT acquired the business and assets of Madison Square Garden Corporation ("MSG") in a transaction in which MSG merged with and into MSG Holdings. The purchase price paid by MSG Holdings for MSG was $1,009,100. MSG Holdings funded the purchase price of the acquisition through
(i) borrowings of $289,100 under a $450,000 credit agreement among MSG Holdings, various lending institutions and Chemical Bank as administrative agent, (ii) an equity contribution from Rainbow Programming of $110,000, and (iii) an equity contribution from ITT of $610,000. ITT, Rainbow Programming and the Company were parties to an agreement made as of August 15, 1994, as amended, (the "Bid Agreement") that provided Rainbow Programming the right to acquire interests in MSG Holdings from ITT sufficient to equalize the interests of ITT and Rainbow Programming in MSG Holdings by making certain scheduled payments totalling

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

$250,000 (plus interest on any unpaid portion thereof) on specified dates up to and including March 17, 1997 (see Note 14).

In July 1995, Rainbow Programming consummated the purchase from National Broadcasting Company ("NBC") of the approximate 50% interests in each of SportsChannel Associates (New York) ("SportsChannel New York") and Rainbow News 12 Company ("Rainbow News 12") that NBC owned for approximately $95,500, giving Rainbow Programming a 100% interest in SportsChannel New York and Rainbow News
12. The purchase was financed by an additional drawdown of $94,000 under Rainbow Programming's $202,000 amended and restated credit facility and by a $2,500 equity contribution from the Company for the balance of the purchase price and related fees.

In December 1995, the Company acquired the interests in Cablevision of Boston Limited Partnership ("Cablevision of Boston") that it did not previously own pursuant to an agreement entered into by the Company and Cablevision of Boston. In connection with the acquisition, the limited partners (other than the Company) of Cablevision of Boston received approximately 680,266 shares of the Company's Class A Common Stock valued at $37,329 and the Company paid approximately $83,456 for the repayment of bank debt, fees and expenses and to fund payments to Charles F. Dolan ("Mr. Dolan"), as described below, primarily with funds borrowed under the Company's Credit Agreement. Upon consummation of the acquisition, Cablevision of Boston became a member of the Restricted Group (see Note 4). Mr. Dolan, a former general partner of Cablevision of Boston and the Chairman of the Board of the Company, received 7,357 shares of the Company's Class A Common Stock valued at $404 and approximately $20,782 in cash to repay a portion of Cablevision of Boston's indebtedness to him. In connection with the acquisition, the Company received 1,041,553 shares of its Class A Common Stock valued at $57,155 (such shares are reflected as treasury shares at December 31, 1995). As part of the acquisition of Cablevision of Boston, the Company acquired 99.5% of the partnership interests in Cablevision of Brookline Limited Partnership ("Cablevision of Brookline"), a partnership affiliated with Cablevision of Boston, and entered into an agreement with Mr. Dolan with respect to his remaining 0.5% general partnership interest in Cablevision of Brookline, whereby the Company has a right of first refusal to acquire such interest through January 1, 2002.

The acquisition of Cablevision of Boston and the purchase of interests in SportsChannel New York and Rainbow News 12 were accounted for as purchases with the operations of these companies being consolidated with those of the Company as of the acquisition dates. The excess of the purchase price over the book value of assets acquired approximated $210,426 ($115,759 for the acquisition of Cablevision of Boston and $94,667 for the acquisition of SportsChannel New York and Rainbow News 12) and was allocated to the specific assets acquired when independent appraisals were completed in 1996. For purposes of the 1995 consolidated financial statements, the excess purchase price was recorded as excess costs over fair value of net assets acquired and amortization was calculated based on an average period of approximately 10 years.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

For 1996, these excess costs have been allocated based upon independent appraisals as follows:


             Plant and equipment                                  $  23,181
             Affiliation agreements                                  61,327
             Franchises                                              93,889
             Excess cost over fair value of assets acquired          32,029
                                                                 ----------
                                                                   $210,426
                                                                 ----------
                                                                 ----------

1994 ACQUISITIONS:

In March 1994, Cablevision of Cleveland, L.P. ("Cablevision Cleveland"), a partnership whose partners are subsidiaries of the Company, purchased substantially all of the assets and assumed certain liabilities of North Coast Cable Limited Partnership, which operates a cable television system in Cleveland, Ohio (the "North Coast Cable Acquisition"). The operations of North Coast Cable are consolidated with those of the Company as of the date of acquisition. The net cash purchase price for interests not previously owned by the Company (and excluding excess liabilities assumed by the Company) aggregated approximately $103,359 including expenses. The cost of the acquisition was financed principally by borrowings under the Company's credit agreement.

In June 1994, A-R Cable Partners, a partnership comprised of subsidiaries of the Company and E.M. Warburg, Pincus & Co., Inc. completed the purchase of certain assets of Nashoba Communications, a group of three limited partnerships, for a purchase price of approximately $90,500, of which approximately $47,000 was provided by a senior credit facility secured by the assets of such systems. The remainder of the purchase price was provided by equity contributions and subordinated loans from the partners in A-R Cable Partners. The Company provided approximately $12,000 for its 30% interest in A-R Cable Partners and $1,500 in loans.

In July 1994, Rainbow Programming purchased an additional 50% interest in American Movie Classics Company ("AMCC") for a purchase price of approximately $181,000, increasing Rainbow Programming's interest in AMCC to approximately 75%. The results of AMCC's operations are consolidated with those of the Company as of the date of acquisition. The acquisition was financed with a separate $105,000 credit facility entered into by Rainbow Programming and by borrowings under the Company's credit agreement of approximately $76,000 which was contributed to Rainbow Programming.

In August 1994, Cablevision MFR, Inc. ("Cablevision MFR"), a wholly-owned subsidiary of the Company, acquired substantially all of the assets of Monmouth Cablevision Associates, L.P. ("Monmouth Cablevision") and Riverview Cablevision Associates, L.P. ("Riverview Cablevision") consisting of cable television systems in New Jersey. The operations of Monmouth Cablevision and Riverview Cablevision are consolidated with those of the Company as of the date of acquisition. The aggregate purchase price for the two New Jersey systems was $391,215.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

Approximately $237,800 of such purchase price was financed by a senior credit facility of newly formed subsidiaries of Cablevision MFR secured solely by the assets of the systems. The remaining $153,415 of such purchase price was paid with cash of approximately $12,147 and the issuance, by Cablevision MFR, of subordinated promissory notes (the "MFR Notes") totalling $141,268 due in 1998.

Also in August 1994, Cablevision of Framingham Holdings, Inc. ("CFHI"), a corporation owned 30% by the Company and 70% by E.M. Warburg, Pincus Investors, L.P., acquired substantially all of the assets of Framingham Cablevision Associates, L.P. ("Framingham Cablevision") consisting of cable television systems in Massachusetts. The aggregate purchase price, including fees and expenses, for Framingham Cablevision's assets was $37,517. Approximately $22,700 of the purchase price was financed by a senior credit facility of a wholly-owned subsidiary of CFHI secured by the assets of Framingham Cablevision; approximately $9,732 was paid by the issuance by CFHI of a promissory note, guaranteed by the Company, due in 1998 and the remaining amount was financed by capital contributions and loans to CFHI from its stockholders. The Company provided a capital contribution of approximately $1,320 and $300 as a loan for its 30% interest in CFHI.

The acquisitions of North Coast Cable, AMCC, Monmouth Cablevision and Riverview Cablevision were accounted for as purchases whereby the acquisition costs were allocated to the various assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the book value of net assets acquired of these entities, aggregating $625,946, has been allocated to the specific assets acquired based on independent appraisals as follows:


      Plant and equipment                                     $  31,200
      Affiliation agreements                                    145,150
      Franchises                                                362,301
      Excess cost over fair value of net assets acquired         87,295
                                                              ---------
                                                              $ 625,946
                                                              ---------
                                                              ---------

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

PRO FORMA RESULTS OF OPERATIONS

The following unaudited pro forma condensed results of operations are presented for the years ended December 31, 1996 and 1995 as if the acquisitions of U.S. Cable and Cablevision of Newark had occurred on January 1, 1996 and 1995, respectively, and as if the acquisition of Cablevision of Boston had occurred on January 1, 1995.

                                              Years Ended December 31,
                                        ---------------------------------
                                        1996                      1995
                                        ----                      ----
         Net revenues                   $1,382,571              $1,236,987
                                        ----------              ----------
                                        ----------              ----------

         Net loss                       $ (356,953)             $ (365,875)
                                        ----------              ----------
                                        ----------              ----------

         Net loss per common share      $   (19.52)             $   (15.77)
                                        ----------              ----------
                                        ----------              ----------

The proforma information presented above gives effect to certain adjustments, including the amortization of acquired intangible assets and increased interest expense on acquisition debt. The proforma information has been prepared for comparative purposes only and does not purport to indicate the results of operations which would actually have occurred had the acquisitions been made at the beginning of the periods indicated, or which may occur in the future.

DISPOSITIONS

In July 1995, Rainbow Programming sold a minority general partnership interest in Courtroom Television Network to NBC for cash totalling $5,000. The Company recognized a net gain of $20,662 on the sale.

In August 1995, Cablevision of Chicago ("Cablevision of Chicago"), an affiliate of the Company, sold its cable television systems to Continental Cablevision, Inc. The Company did not have a material ownership interest in Cablevision of Chicago but had loans and advances outstanding to Cablevision of Chicago in the amount of $12,346 (plus accrued interest which the Company had fully reserved). The Company recognized a net gain of approximately $15,327 on the sale, representing the accrued interest which the Company had reserved.

RESTRUCTURING

A-R CABLE. In 1992 the Company and A-R Cable consummated a restructuring and refinancing transaction (the "A-R Cable Restructuring"). Among other things, this transaction involved an

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

additional $45,000 investment in A-R Cable by the Company to purchase a new Series B Preferred Stock and the purchase of a new Series A Preferred Stock in A-R Cable by Warburg for $105,000. As a result of the A-R Cable Restructuring, the Company no longer has financial or voting control over A-R Cable's operations. For reporting purposes, the Company accounts for its investment in A-R Cable using the equity method of accounting whereby the Company records 100% of the net losses of A-R Cable since it continues to own 100% of A-R Cable's outstanding common stock.

Included in share of affiliates' net loss in the accompanying consolidated statements of operations for the years ended December 31, 1996, 1995 and 1994 is $68,492, $72,257 and $67,092, respectively, representing A-R Cable's net loss plus dividend requirements for the Series A Preferred Stock of A-R Cable, which is not owned by the Company. Included in deficit investment in affiliates is $504,496 and $442,940 at December 31, 1996 and 1995, respectively, representing A-R Cable losses and external dividend requirements recorded by the Company in excess of amounts invested by the Company therein. At December 31, 1996 and 1995 and for the years then ended, A-R Cable's total assets, liabilities (including preferred stock) and net revenues amounted to $204,072 and $222,831; $792,564 and $738,581; $120,355 and $113,292, respectively.

The Company continues to guarantee the debt of A-R Cable to GECC under a limited recourse guarantee wherein recourse to the Company is limited solely to the common and Series B Preferred Stock of A-R Cable owned by the Company.

The Company manages A-R Cable under a management agreement that provides for cost reimbursement, an allocation of overhead charges and a management fee of 3-1/2% of gross receipts, as defined, with interest on unpaid amounts thereon at a rate of 10% per annum. The 3-1/2% fee and interest thereon is payable by A-R Cable only after repayment in full of its senior debt and certain other obligations. Under certain circumstances, the fee is subject to reduction to 2-1/2% of gross receipts.

During 1996 and 1995 CSC purchased additional shares of the new Series B Preferred Stock for a cash investment of $2,025 and $3,740, respectively, and during 1995 Warburg Pincus purchased additional shares of the new Series A Preferred Stock for a cash investment of $210.

As described in the "Acquisitions - 1996 Acquisitions" section of this Note 2, in May 1996, the Company entered into an agreement with Warburg to acquire from Warburg the interests that the Company does not own in certain companies, including A-R Cable. The A-R Cable acquisition had not been completed at December 31, 1996 (see Note 14). After July 2, 1997, if the Company has not completed the A-R Cable acquisition, Warburg may irrevocably cause the sale of A-R Cable.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

NOTE 3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following items, which are depreciated or amortized primarily on a straight-line basis over the estimated useful lives shown below:

                                                  December 31,
                                               ---------------     Estimated
                                               1996       1995     Useful Lives
                                               ----       ----     ------------
Communication transmission
  and distribution systems:
    Converters .........................  $  430,028  $  329,091  3 to 5 years
    Headends ...........................      88,386      59,320  6 to 9 years
    Central office equipment ...........      35,992      26,443  10 years
    Distribution systems ...............   1,416,468   1,127,836  10 to 15 years
    Program, service and test
      equipment ........................     150,433     105,759  4 to 7 years
    Microwave equipment ................       6,082       5,442  7 1/2 years
    Construction in progress (including
      materials and supplies) ..........     124,993      74,499       --
Furniture and fixtures .................      34,556      26,038  5 to 12 years
Transportation equipment ...............      53,854      41,352  2 to 12 years
Building and building improvements .....      34,076      23,033  22 to 39 years
Leasehold improvements .................      48,671      41,939  Term of lease
Land and land improvements .............      10,458       9,118            --
                                           ----------  ---------
                                           2,433,997   1,869,870
Less accumulated depreciation and
  amortization .........................   1,043,026     843,515
                                           ----------  ---------
                                           $1,390,971 $1,026,355
                                           ----------  ---------
                                           ----------  ---------

NOTE 4. DEBT

BANK DEBT

RESTRICTED GROUP

For financing purposes, Cablevision Systems Corporation and certain of its subsidiaries (including Cablevision of Boston as of December 15, 1995, the Long Island system formerly included as part of V Cable, as of April 17, 1996, Cablevision of Newark as well as Cablevision of Monmouth, Cablevision of Hudson and Cablevision MFR as of November 20, 1996) are collectively referred to as the "Restricted Group". On September 5, 1996, the Restricted Group entered into a new $1.7

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

billion reducing revolver credit facility (the "Credit Agreement") with a group of banks led by Toronto-Dominion (Texas), Inc. ("Toronto-Dominion"), as administrative and arranging agent. This Credit Agreement replaced a $1.5 billion facility that was also with a group of banks led by Toronto-Dominion.

The Credit Agreement consists of a $1.3 billion facility ("Parent Facility") and a $400 million facility available to the Restricted Group's New Jersey systems. Both facilities start reducing on September 30, 1999, with a final maturity of September 30, 2005. The total amount of bank debt outstanding under the Credit Agreement at December 31, 1996 was $977,566 ($559,244 was outstanding at December 31, 1995 under the previous $1.5 billion credit facility). As of December 31, 1996, approximately $16,900 was restricted for certain letters of credit issued for the Company.

Unrestricted and undrawn funds available to the Restricted Group under the Credit Agreement amounted to approximately $705,500 at December 31, 1996. The Credit Agreement contains certain financial covenants that may limit the Restricted Group's ability to utilize all of the undrawn funds available thereunder. The Credit Agreement contains various restrictive covenants, among which are the maintenance of various financial ratios and tests, and limitations on various payments, including preferred dividends. The Company is restricted from paying any dividends on its common stock. The Company was in compliance with the covenants of its Credit Agreement at December 31, 1996.

Interest on outstanding amounts may be paid, at the option of the Company, based on various formulas which relate to the prime rate, rates for certificates of deposit or other prescribed rates. The Company has entered into interest rate swap agreements with several banks on a notional amount of $160,000 as of December 31, 1996 whereby the Company pays a fixed rate of interest and receives a variable rate. In addition, the Company has entered into interest rate cap agreements on a notional amount of $65,000 which limits the interest rate the Company will pay to 8%. Interest rates and terms vary in accordance with each of the agreements. The Company enters into interest rate swap agreements to hedge against interest rate risk, as required by its Credit Agreement, and therefore accounts for these agreements as hedges of floating rate debt, whereby interest expense is recorded using the revised rate, with any fees or other payments amortized as yield adjustments. As of December 31, 1996, the interest rate agreements expire at various times through the year 2000 and have a weighted average life of approximately one and one-third years. The Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparties. The weighted average interest rate on all bank indebtedness was 7.2% and 8.6% on December 31, 1996 and 1995, respectively. The Company is also obligated to pay fees of 3/8 of 1% per annum on the unused loan commitment and from 1-3/8% to 1-5/8% per annum on letters of credit issued under the Credit Agreement.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

Substantially all of the assets of the Restricted Group, amounting to approximately $2,278,246 at December 31, 1996, support borrowings under the Credit Agreement.

CABLEVISION MFR

Cablevision MFR and its subsidiaries, Monmouth Cablevision and Riverview Cablevision, were party to a credit facility with a group of banks led by Nations Bank of Texas, N.A., as agent (the "MFR Credit Facility"). The maximum amount available to Cablevision MFR under the MFR Credit Facility was $285,000 with a final maturity at June 30, 2003. The facility was a reducing revolving loan, with scheduled facility reductions beginning on March 31, 1996 resulting in a 15% reduction by December 31, 1998. As of December 31, 1995, Cablevision MFR had outstanding bank borrowings of $195,200. On November 26, 1996, the outstanding balance of $207,800 under the MFR credit facility was repaid from funds borrowed under the new restricted group facility and the MFR facility was terminated.

UNRESTRICTED CABLE

CABLEVISION OF OHIO

The Company's subsidiaries Telerama, Inc., Cablevision of the Midwest, Inc. and Cablevision of Cleveland L.P., (collectively "Cablevision of Ohio") are party to a credit facility entered into during 1996 with a group of banks led by NationsBank of Texas, N.A., as agent, which consists of a nine year $425,000 reducing revolving credit facility which matures on June 30, 2005 and a nine and one half year $75,000 term loan facility which matures on December 31, 2005. The reducing revolving facility has scheduled facility reductions beginning in 1999. The term loan facility requires repayments of $375 per year from 1997 through 2003 with the balance to be repaid in the final two years. As of December 31, 1996, Cablevision of Ohio had outstanding borrowings under its reducing revolving facility of $237,189 and approximately $1,100 of outstanding letters of credit, leaving unrestricted and undrawn funds available amounting to approximately $186,700. Amounts outstanding under the facility bear interest at varying rates based upon the banks base rate or LIBOR rate, as defined in the facility. Cablevision of Ohio has entered into interest rate swap agreements with several banks on a notional amount of $175,000 as of December 31, 1996 whereby the Company pays a fixed rate of interest and receives a variable rate. Interest rates and terms vary in accordance with each of the agreements. Cablevision of Ohio enters into interest rate swap agreements to hedge against interest rate risk, and therefore accounts for these agreements as hedges of floating rate debt, whereby interest expense is recorded using the revised rate, with any fees or other payments amortized as yield adjustments. The interest rate agreements expire in November 1999. Cablevision of Ohio is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements, however, Cablevision of Ohio does not anticipate nonperformance by the counterparties. The weighted average interest rate was 7.9% on December 31, 1996.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

Substantially all of the equity interests held by the Company in Cablevision of Ohio have been pledged to secure borrowings under the credit facility.

The Cablevision of Ohio Credit Facility contains certain financial covenants that may limit its ability to utilize all of the undrawn funds available thereunder, including covenants requiring Cablevision of Ohio to maintain certain financial ratios. Cablevision of Ohio was in compliance with all restrictive covenants of the credit facility at December 31, 1996.

U.S. CABLE

In August 1996, the Company repaid the balance of the debt owed to GECC of approximately $154,000. The repayment of the GECC debt was financed under a new $175,000 U.S. Cable credit facility. The credit facility is with a group of banks led by the Bank of New York, as agent, and consists of a three year $175,000 revolving credit facility maturing on August 13, 1999. The revolving credit facility is payable in full upon maturity. As of December 31, 1996 U.S. Cable had outstanding borrowings under its revolving credit facility of approximately $159,500, leaving unrestricted and undrawn funds available amounting to $15,500. Amounts outstanding under the facility bear interest at varying rates based upon the banks base rate or LIBOR rate, as defined in the loan agreement. The weighted average interest rate was 7.6 % on December 31, 1996.

Substantially all of the partnership interests held by the Company in U.S. Cable are pledged to secure borrowings under the credit facility.

The U.S. Cable facility contains certain financial covenants that may limit its ability to utilize all of the undrawn funds available thereunder, including covenants requiring U.S. Cable to maintain certain financial ratios. U.S. Cable was in compliance with all restrictive covenants of the credit facility at December 31, 1996.

RAINBOW PROGRAMMING

In January 1995, Rainbow Programming entered into an amended and restated credit facility for $202,000, the entire amount of which was outstanding on December 31, 1996 and 1995. The credit facility is payable in full on March 31, 1997 and can be extended to June 30, 1997 at Rainbow Programming's option and bears interest at varying rates based upon the banks' Base Rate or Eurodollar Rate, as defined in the credit agreement. The loan is secured by a pledge of the Company's stock in Rainbow Programming and is guaranteed by the subsidiaries of Rainbow Programming as permitted. The weighted average interest rate during 1996 and 1995 was 8.9% and 8.7%, respectively. The credit agreement contains various restrictive covenants with which Rainbow Programming was in compliance at December 31, 1996. See Note 14.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

AMERICAN MOVIE CLASSICS COMPANY

AMCC is party to a loan agreement (the "AMCC Loan Agreement") with a group of banks (with the Toronto Dominion Bank as Lead Bank). The AMCC Loan Agreement, which permits maximum borrowings of $34,030 and matures on June 30, 1998, is comprised of a $19,030 term loan and a $15,000 revolver. At December 31, 1996 and 1995, there were no borrowings under the revolver and an outstanding balance of $19,030 and $36,025, respectively under the term loan. Borrowings under the AMCC Loan Agreement bear interest at varying rates above the Lead Bank's Base, CD or LIBOR rate depending on the ratio of debt to cash flow, as defined in the Loan Agreement. AMCC has entered into an interest rate swap agreement on a notional amount of $20,000 under which AMCC pays a fixed rate and receives a variable rate. The interest rate swap agreement expires on October 6, 1997. AMCC is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreement; however, it does not anticipate nonperformance by the counterparties. At December 31, 1996 and 1995 the weighted average interest rate on bank indebtedness approximated 7.0% and 6.8%, respectively. Substantially all of the assets of AMCC, amounting to $161,931 at December 31, 1996, have been pledged to secure the borrowings under the AMCC Loan Agreement. The AMCC Loan Agreement contains various restrictive covenants with which AMCC was in compliance at December 31, 1996. See Note 14.

SENIOR DEBT

Under the credit agreement between V Cable, Inc. ("V Cable"), a subsidiary of the Company, and GECC (the "V Cable Credit Agreement"), GECC had provided a term loan (the "V Cable Term Loan") in the amount of $20,000 to V Cable. In addition, GECC had extended to VC Holding, a subsidiary of V Cable, a $505,000 term loan (the "Series A Term Loan), a $25,000 revolving line of credit (the "Revolving Line") and a $202,554 term loan (the "Series B Term Loan"), all of which comprised the VC Holding Credit Agreement. At December 31, 1995, amounts outstanding under the V Cable Term Loan, the Series A Term Loan and the Series B Term Loan were $801,444.

V Cable had agreed to assume, on December 31, 1997, approximately $121,000 of debt of U.S. Cable, which amount was subject to adjustment, upward or downward, depending on U.S. Cable's ratio of debt to cash flow (as defined) in 1997 and thereafter. Included in Senior Debt at December 31, 1995 was $97,359, representing the present value of debt of U.S. Cable that would have been assumed in 1997. The effective interest rate on this debt was approximately 11%. Amortization of deferred interest expense in connection with the assumption of U.S. Cable's debt amounted to $4,684 in 1996, $14,047 in 1995 and $14,048 in
1994.

In February 1996, the Company entered into the GECC Agreement, as amended, which provided for, among other things, the payment of all existing indebtedness of V Cable and the formation of Cablevision of Ohio, which entered into a separate $500,000 credit facility with a group of banks

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

(see section titled "Bank Debt - Unrestricted Cable - Cablevision of Ohio" of this Note 4). In March 1996, approximately $500,000 of V Cable indebtedness (which includes accrued interest) was paid with funds made available from the proceeds of the Company's issuance of Series M Preferred Stock (see Note 5), $209,000 was repaid from borrowings under the Cablevision of Ohio credit facility and the remaining indebtedness of V Cable was paid from borrowings under the Credit Agreement.

SUBORDINATED DEBENTURES

On May 16, 1996, the Company issued $150,000 principal amount ($149,422 amortized amount at December 31, 1996) of 9 7/8% Senior Subordinated Notes due 2006 (the "2006 Notes") and $250,000 principal amount of 10 1/2% Senior Subordinated Debentures due 2016 (the "2016 Debentures"). The 2006 Notes are redeemable at the Company's option, in whole or in part, on May 15, 2001, May 15, 2002 and May 15, 2003 at the redemption price of 104.938%, 103.292% and 101.646%, respectively, of the principal amount and thereafter at 100% of the aggregate principal amount, in each case together with accrued interest to the redemption date. The 2016 Debentures are redeemable at the Company's option, in whole or in part, on May 15, 2006, May 15, 2007, May 15, 2008 and May 15, 2009,
at the redemption price of 105.25%, 103.938%, 102.625% and 101.313%, respectively, of the principal amount and thereafter at 100% of the aggregate principal amount, in each case together with accrued interest to the redemption date. The indentures under which the 2006 Notes and 2016 Debentures were issued contain various covenants, which are generally less restrictive than those contained in the Company's Credit Agreement, with which the Company was in compliance at December 31, 1996. The net proceeds of approximately $389,000 were used to repay borrowings under the Company's Credit Agreement.

In November 1995, the Company issued $300,000 principal amount of 9-1/4% Senior Subordinated Notes due 2005 (the "2005 Notes"). The 2005 Notes are redeemable at the Company's option, in whole or in part, on November 1, 2000, November 1, 2001 and November 1, 2002 at the redemption price of 104.625%, 103.1% and 101.5%, respectively, of the principal amount and thereafter at 100% of the principal amount, in each case together with accrued interest to the redemption date. The indenture under which the 2005 Notes were issued contains various covenants, which are generally less restrictive than those contained in the Company's Credit Agreement, with which the Company was in compliance at December 31, 1996. The net proceeds of approximately $292,500 were used to reduce bank borrowings.

In February 1993, the Company issued $200,000 face amount ($198,993 and $198,930 amortized amounts at December 31, 1996 and 1995, respectively) of its 9-7/8% Senior Subordinated Debentures due 2013 (the "2013 Debentures"). The 2013 Debentures are redeemable, at the Company's option, on February 15, 2003, February 15, 2004, February 15, 2005 and February 15, 2006 at the redemption price of 104.80%, 103.60%, 102.40% and 101.20%, respectively, of the principal amount and thereafter at the redemption price of 100% of the principal amount, in each

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

case together with accrued interest to the redemption date. The indenture under which the 2013 Debentures were issued contains various covenants, which are generally less restrictive than those contained in the Company's Credit Agreement, with which the Company was in compliance at December 31, 1996.

Also in 1993, the Company issued $150,000 face amount ($149,690 and $149,678 amortized amounts at December 31, 1996 and 1995, respectively) of its 9-7/8% Senior Subordinated Debentures due 2023 (the "2023 Debentures"). The 2023 Debentures are redeemable, at the Company's option, on and after April 1, 2003 at the redemption price of 104.938% reducing ratably to 100% of the principal amount on and after April 1, 2010, in each case together with accrued interest to the redemption date. The indenture under which the 2023 Debentures were issued contains various covenants, which are generally less restrictive than those contained in the Company's Credit Agreement, with which the Company was in compliance at December 31, 1996.

In April 1992, the Company issued $275,000 of its 10-3/4% Senior Subordinated Debentures due 2004 (the "2004 Debentures"). The 2004 Debentures are redeemable, at the Company's option, on April 1, 1997 and April 1, 1998 at the redemption price of 103.071% and 101.536%, respectively, of the principal amount, and on April 1, 1999 and thereafter at the redemption price of 100% of the principal amount, in each case together with accrued interest to the redemption date. The Indenture under which the 2004 Debentures were issued contains various covenants, which are generally less restrictive than those contained in the Company's Credit Agreement, with which the Company was in compliance at December 31, 1996. The Indenture requires a sinking fund providing for the redemption on April 1, 2002 and April 1, 2003 of $68,750 principal amount of the 2004 Debentures, at a redemption price equal to 100% of the principal amount, plus accrued interest to the redemption date.

SUBORDINATED NOTES PAYABLE

In connection with the acquisition of Monmouth Cablevision and Riverview Cablevision, in August 1994, Cablevision MFR issued promissory notes totalling $141,268, due in 1998, which bear interest at 6% until the third anniversary and 8% thereafter (increasing to 8% and 10% respectively, if interest is paid in shares of the Company's Class A Common Stock). Principal and interest on the notes is payable, at Cablevision MFR's election, in cash or in shares of the Company's Class A Common Stock. The promissory notes are guaranteed by the Company and the obligations under the guarantee rank pari passu with the Company's subordinated debentures. In certain circumstances, Cablevision MFR may extend the maturity date of the promissory notes until 2003 for certain additional consideration.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

SUMMARY OF FIVE YEAR DEBT MATURITIES

Total amounts payable by the Company and its subsidiaries under its various debt obligations, including capital leases, during the five years subsequent to December 31, 1996 are as follows:


        Restricted   Cablevision     U.S.        Rainbow
           Group         Ohio       Cable      Programming    AMCC       Total
        ----------   -----------  ---------    -----------  --------   --------
1997      $  3,691      $451      $      -      $202,008    $12,980    $219,130
1998       143,935       451             -           -        6,050     150,436
1999           996       451       159,460           -          -       160,907
2000           270       400             -           -          -           670
2001        40,550       375             -           -          -        40,925

NOTE 5. PREFERRED STOCK

In February 1996, the Company issued 6,500,000 depositary shares, representing 65,000 shares of 11-1/8% Series L Redeemable Exchangeable Preferred Stock (the "Series L Preferred Stock") with a liquidation preference of $650,000, which were subsequently exchanged for Series M Redeemable Exchangeable Preferred Stock on August 2, 1996 with terms identical to the Series L Preferred. Net proceeds were approximately $626,000. The depositary shares are exchangeable, in whole but not in part, at the option of the Company, on or after April 1, 1996, for the Company's 11-1/8% Senior Subordinated Debentures due 2008. The Company is required to redeem the Series M Preferred Stock on April 1, 2008 at a redemption price equal to the liquidation preference of $10,000 per share plus accumulated and unpaid dividends. The Series M Preferred Stock is redeemable at various redemption prices beginning at 105.563% at any time on or after April 1, 2003, at the option of the Company, with accumulated and unpaid dividends thereon to the date of redemption. Before April 1, 2001, dividends may, at the option of the Company, be paid in cash or by issuing fully paid and nonassessable shares of Series M Preferred stock with an aggregate liquidation preference equal to the amount of such dividends. On and after April 1, 2001, dividends must be paid in cash. The Company satisfied its dividend requirements by issuing 6,576 additional shares of Series M Preferred Stock in 1996.

In November 1995, the Company issued 13,800,000 depositary shares representing 1,380,000 shares of 8-1/2% Series I Cumulative Convertible Exchangeable Preferred Stock (the "Series I Preferred Stock") with an aggregate liquidation preference of $345,000. The depositary shares are convertible into shares of the Company's Class A Common Stock, at any time after January 8, 1996 at the option of the holder, at an initial conversion price of $67.44 per share of Class A Common Stock subject to adjustment under certain conditions. The Series I Preferred Stock is exchangeable into 8-1/2% Convertible Subordinated Debentures due 2007, at the option of the Company, in whole but not in part, on or after January 1, 1998 at a rate of $25.00 principal amount of exchange

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

debentures for each depositary share. The Series I Preferred Stock is redeemable at the option of the Company, in whole or in part, on November 1, 1999, November 1, 2000, and November 1, 2001 and thereafter at 102.8%, 101.4% and 100.0%, respectively, of the principal amount plus accrued and unpaid dividends thereon. The net proceeds of the Series I Preferred Stock of approximately $334,200 were used to repay bank borrowings. The Company paid a cash dividend of approximately $29,325 in 1996 and $4,399 in 1995.

In September 1995, the Company issued 2,500,000 shares of its $.01 par value 11-3/4% Series H Redeemable Exchangeable Preferred Stock (the "Series H Preferred Stock") with an aggregate liquidation preference of $100 per share. The Company is required to redeem the Series H Preferred Stock on October 1, 2007 at a redemption price per share equal to the liquidation preference of $100 per share, plus accrued and unpaid dividends thereon. Before October 1, 2000, dividends may, at the option of the Company, be paid in cash or by issuing fully paid and nonassessable shares of Series H Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends. On and after October 1, 2000, dividends must be paid in cash. The terms of the Series H Preferred Stock permit the Company, at its option, after January 1, 1996, to exchange the Series H Preferred Stock for the Company's 11-3/4% Senior Subordinated Debentures due 2007 in an aggregate principal amount equal to the aggregate liquidation preference of the shares of Series H Preferred Stock. The net proceeds of approximately $239,300 were used to repay bank debt. The Company satisfied its dividend requirements by issuing 317,549 and 77,510 additional shares of Series H Preferred Stock in 1996 and 1995, respectively.

The holders of the Company's 8% Series C Cumulative Preferred Stock ("Series C Preferred Stock") may require the Company to redeem for cash at any time commencing December 31, 1997 all or a portion of the outstanding shares of the Series C Preferred Stock. The Company has the right, upon notice to the holders requesting redemption, to convert all or a part of such shares into shares of Class B Common Stock. If, in the future, holders require the Company to redeem their Series C Preferred Stock, it is the Company's intention to convert such shares into Class B Common Stock. The Company paid cash dividends on the Series C Preferred Stock during each of 1996 and 1995 of $885.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

NOTE 6. INCOME TAXES

The Company and its majority-owned subsidiaries file consolidated federal income tax returns. At December 31, 1996 the Company had consolidated net operating loss carry forwards for tax purposes of approximately $1,222,876 , which expire between 2002 and 2011.

The tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 1996 and 1995 are as follows:

                                                          1996           1995
                                                        --------        -------
    DEFERRED ASSET (LIABILITY)

       Depreciation and amortization                  $  (3,154)      $ (45,358)
       Receivables from affiliates                       (8,221)         19,179
       Benefit plans                                     11,951          11,025
       Allowance for doubtful accounts                    5,228           5,202
       Deficit investment in affiliate                  251,639         226,662
       Benefits of tax loss carry forwards              513,608         429,906
       Other                                              2,462           2,180
                                                      ---------       ---------
          Net deferred tax assets                       773,513         648,796
       Valuation allowance                             (773,513)       (648,796)
                                                      ---------       ---------
                                                      $       -       $       -
                                                      ---------       ---------
                                                      ---------       ---------

The Company has provided a valuation allowance for the total amount of net deferred tax assets since realization of these assets was not assured due principally to the Company's history of operating losses.

NOTE 7. OPERATING LEASES

The Company leases certain office, production and transmission facilities under terms of leases expiring at various dates through 2012. The leases generally provide for fixed annual rentals plus certain real estate taxes and other costs. Rent expense for the years ended December 31, 1996, 1995 and 1994 amounted to $22,195, $16,823 and $12,036, respectively.

In addition, the Company rents space on utility poles for its operations. The Company's pole rental agreements are for varying terms, and management anticipates renewals as they expire. Pole rental expense for the years ended December 31, 1996, 1995 and 1994 amounted to approximately $8,585, $7,790 and $6,947, respectively. The minimum future annual rentals for all operating

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

leases during the next five years, including pole rentals from January 1, 1997 through December 31, 2001, and thereafter, at rates now in force are approximately: 1997, $24,466; 1998, $20,636; 1999, $19,149; 2000, $17,709; 2001,
$14,302; thereafter, $18,871.

NOTE 8. AFFILIATE TRANSACTIONS

The Company has affiliation agreements with certain cable television programming companies, including MSG Holdings, varying ownership interests in which were held, directly or indirectly, by Rainbow Programming during the three years ended December 31, 1996. Rainbow Programming's investment in these programming companies is accounted for on the equity method of accounting. Accordingly, the Company recorded losses of approximately $(8,018), $(9,930) and $(1,007) in 1996, 1995 and 1994, respectively, representing its percentage interests in the results of operations of these programming companies. Such amounts include $4,304 for 1994 of the Company's share of the net income of AMCC prior to its consolidation with the Company in July 1994. In addition, such amounts include $(3,293) and $(175) for 1995 and 1994, respectively, of the Company's share of net losses in SportsChannel New York and Rainbow News 12 prior to their consolidation with the Company in July 1995. At December 31, 1996 and 1995, the Company's investment in these programming companies amounted to approximately $277,241 and $134,969, respectively. Costs incurred by the Company for programming services provided by these non-consolidated affiliates and included in technical expense for the years ended December 31, 1996, 1995 and 1994 amounted to approximately $37,610, $37,756 and $20,232, respectively. At December 31, 1996 and 1995, amounts due from certain of these programming affiliates aggregated $63 and $584, respectively, and are included in advances to affiliates. Also, at December 31, 1996 and 1995 amounts due to certain of these affiliates, primarily for programming services provided to the Company, aggregated $14,012 and $12,607, respectively, and are included in accounts payable to affiliates.

Summarized combined financial information relating to these programming companies at December 31, 1996, 1995 and 1994 and for the years then ended is as follows:

                                           1996            1995          1994
                                        ---------       ---------       -------
Current assets                          $ 101,901       $  73,232       $ 97,184
                                        ---------       ---------       --------
                                        ---------       ---------       --------
Noncurrent assets                       $  54,116       $  47,387       $ 33,815
                                        ---------       ---------       --------
                                        ---------       ---------       --------
Current liabilities                     $  77,793       $  59,451       $ 64,000
                                        ---------       ---------       --------
                                        ---------       ---------       --------
Noncurrent liabilities                  $  23,984       $  16,490       $  6,257
                                        ---------       ---------       --------
                                        ---------       ---------       --------
Net revenues                            $ 269,542       $ 240,518       $270,676
                                        ---------       ---------       --------
                                        ---------       ---------       --------
Net income (loss)                       $ (13,943)      $  (5,490)      $  3,473
                                        ---------       ---------       --------
                                        ---------       ---------       --------

In 1992 the Company acquired from Mr. Dolan substantially all of the interests in Cablevision of New York City ("CNYC") that it did not previously own. Mr. Dolan remains a 1% partner in

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

CNYC and is entitled to certain preferential payments. Mr. Dolan's preferential rights entitle him to an annual cash payment (the "Annual Payment") of 14% multiplied by the outstanding balance of his "Minimum Payment". The Minimum Payment is $40,000 and is to be paid to Mr. Dolan prior to any distributions to partners other than Mr. Dolan. In addition, Mr. Dolan has the right, exercisable beginning on December 31, 1997, to require the Company to purchase his interest. Mr. Dolan would be entitled to receive from the Company the Minimum Payment, any accrued but unpaid Annual Payments, a guaranteed return on certain of his investments in CNYC and a Preferred Payment defined as a payment (not exceeding $150,000) equal to 40% of the Appraised Equity Value (as defined) of CNYC after making certain deductions. Based upon estimates for accounting purposes of the Appraised Equity Value of CNYC made by the Company, the maximum amount of the Preferred Payment was accrued during 1992 through 1994 as an additional obligation to Mr. Dolan relating to the Company's purchase of CNYC, which has also been charged to par value in excess of capital contributed. The total amount owed to Mr. Dolan at December 31, 1996 of approximately $192,819 in respect of the Preferred Payment, the Minimum Payment and the Annual Payment reflects a reduction of approximately $4,081 at December 31, 1996 representing Mr. Dolan's obligation to reimburse the Company in connection with certain claims paid or owed by CNYC.

During 1996, 1995 and 1994, the Company made advances to or incurred costs on behalf of other affiliates engaged in providing cable television, cable television programming, and related services. Amounts due from these affiliates amounted to $7,792 and $6,325 at December 31, 1996 and 1995, respectively and are included in advances to affiliates.

In September 1996, the Company acquired the interests in Cablevision of Newark that it did not previously own from an affiliate of Warburg. The Company's share of the net losses of Cablevision of Newark prior to its consolidation amounted to $844, $2,957 and $3,631 in 1996, 1995 and 1994, respectively.

In connection with its 30% interest in A-R Cable Partners (see note 2), the Company recorded its share of the losses of A-R Cable Partners amounting to $3,184 and $3,505 for 1996 and 1995 and $1,886 for the period from acquisition through December 31, 1994.

Also, in connection with its 30% interest in CFHI (see note 2), the Company recorded its share of the losses of CFHI amounting to $1,490 and $1,535 for 1996 and 1995 and $654 from the date of acquisition through December 31, 1994.

The Company manages the operations of A-R Cable, A-R Cable Partners, CFHI (and the operations of Cablevision of Newark through September 1996) for a fee equal to 3-1/2% of gross receipts, as defined, plus reimbursement of certain costs and an allocation of certain selling, general and administrative expenses. In certain cases, interest is charged on unpaid amounts. For 1996, 1995 and 1994, such management fees, expenses and interest amounted to approximately $12,436,

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

$11,531 and $9,457, respectively, of which $7,724, $6,918 and $5,536, respectively, were reserved by the Company.

The Company managed the properties of U.S. Cable, until its acquisition in August 1996, under management agreements that provided for cost reimbursement, including an allocation of overhead charges. For 1996, 1995 and 1994, such cost reimbursement amounted to $2,396, $3,538 and $3,344, respectively, which included an allocation of overhead charges of $1,829, $2,881 and $2,720, respectively.

On August 23, 1996, the Company entered into an agreement with Northcoast Operating Co., Inc. ("Northcoast") and certain of its affiliates, to form a limited liability company (the "LLC") to participate in the auctions conducted by the Federal Communications Commission ("FCC") for certain licenses to conduct a personal communications service ("PCS") business. The Company has contributed an aggregate of approximately $31,000 to the LLC (either directly or through a loan to Northcoast) and holds a 49.9% interest in the LLC and certain preferential distribution rights. Northcoast is a Delaware corporation controlled by John Dolan. John Dolan is a nephew of Charles F. Dolan and a cousin of James Dolan.

NOTE 9. BENEFIT PLANS

The Company maintains the CSSC Supplemental Benefit Plan (the "Benefit Plan") for the benefit of certain officers and employees of the Company. As part of the Benefit Plan, the Company established a nonqualified defined benefit pension plan, which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a specified percentage of the participant's average compensation, as defined. All participants are 100% vested in the Benefit Plan. Net periodic pension cost for the years ended December 31, 1996, 1995 and 1994 amounted to $(25), $(9) and $103, respectively. At December 31, 1996 and 1995, the fair value of Benefit Plan assets exceeded the projected benefit obligation by approximately $2,537 and $2,119, respectively.

In addition, the Company accrues a liability in the amount of 7% of certain officers' and employees' compensation, as defined. Each year the Company also accrues for the benefit of these officers and employees interest on such amounts. The officer or employee will receive such amounts upon termination of employment. All participants are 100% vested in this plan. The cost associated with this plan for the years ended December 31, 1996, 1995 and 1994 was approximately $400, $495 and $337, respectively.

The Company also maintains a pension plan and a 401(k) savings plan (collectively, the "Plan"), pursuant to which the Company contributes 1-1/2% of eligible employees' annual compensation, as defined, to the defined contribution pension portion of the Plan and an equivalent amount to the Section 401(k) portion of the Plan. The Company also makes matching contributions for employee

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

voluntary contributions to the 401(k) portion of the Plan. The cost associated with the Plan was approximately $5,565 and $4,287 and $3,125 for the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 10. STOCK BENEFIT PLANS

On June 19, 1996 the Company's shareholders approved the First Amended and Restated 1996 Employee Stock Plan, as amended, (the "1996 Plan"), under which the Company is authorized to issue a maximum of 1,500,000 shares. Under the 1996 Plan, the Company is able to grant incentive stock options, nonqualified stock options, restricted stock, conjunctive and alternative stock appreciation rights, stock grants and stock bonus awards. The other terms of the 1996 Plan are substantially identical to those of the Company's Employee Stock Plan (described below) except that under the 1996 Plan the Compensation Committee has the authority, in its discretion, to add performance criteria as a condition to any employee's exercise of an award granted under the 1996 Plan.

Under the 1996 Plan the Company issued options to purchase 548,555 shares of Class A Common Stock, stock appreciation rights related to 548,555 shares under option and 92,100 bonus award shares. The options and related conjunctive stock appreciation rights are exercisable at various prices ranging from $47.875 to $49.50 per share and vest in either 25% or 33 1/3% annual increments beginning from the date of the grant. The bonus awards vest primarily over a four year period.

Previously, the Company maintained an Employee Stock Plan (the "Stock Plan") under which the Company was authorized to issue a maximum of 3,500,000 shares. Pursuant to its terms, no awards could be granted under the Stock Plan after December 5, 1995. The Company granted under the Stock Plan incentive stock options, nonqualified stock options, restricted stock, conjunctive stock appreciation rights, stock grants and stock bonus awards. The exercise price of stock options could not be less than the fair market value per share of class A common stock on the date the option was granted and the options could expire no longer than ten years from date of grant. Conjunctive stock appreciation rights permit the employee to elect to receive payment in cash, either in lieu of the right to exercise such option or in addition to the stock received upon the exercise of such option, equal to the difference between the fair market value of the stock as of the date the right is exercised, and the exercise price.

Under the Stock Plan, during 1995 the Company issued options to purchase 56,950 shares of Class A common stock, stock appreciation rights related to 56,950 shares under option and stock awards of 11,350 common shares. The options and related conjunctive stock appreciation rights are exercisable at prices ranging from $50.00 to $56.50 per share and vest in 25% and 33-1/3% annual increments beginning from the date of grant. The stock awards vest 100% in May 1999.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

Under the Stock Plan, during 1994 the Company issued options to purchase 525,400 shares of Class A common stock, stock appreciation rights related to 525,400 shares under option and stock awards of 68,400 common shares. Of the options and related conjunctive stock appreciation rights, 95,400 are exercisable at $42.00 per share and vest in 25% annual increments beginning from the date of grant and 430,000 options and conjunctive rights are exercisable at $56.50 per share and are currently vested. The stock awards vest 100% in May 1998.

In January 1996, three employees exercised stock appreciation rights on 213,750 shares. The closing market price on December 29, 1995 of $54.25 with an exercise price of $16.625 resulted in a total cash payment of approximately $8,042,000. Two-thirds was paid at the time of exercise and the balance in October 1996.

In November 1994, the Company entered into agreements with three employees to pay the value, as of that date, of options exercised with respect to 405,000 shares of the Company's Class A Common Stock, and to replace those options with a combination of stock appreciation rights and newly issued options, with the exercise price set at the market price of such stock on that date. In accordance with the agreement, one-third of the value of the exercised options was paid in cash with the remaining portion paid in November, 1995. Accordingly, the Company recorded expense related to the purchase of these options amounting to $13,215 in 1994, representing the cash payment of approximately $4,673 and a liability for future payments.

At December 31, 1996, options for approximately 668,907 shares were exercisable. As a result of stock awards, bonus awards, stock appreciation rights and the expensing of the cash payment made for certain executive stock options, the Company recorded (income)/expense of approximately $(8,558), $7,757 and $6,814 in 1996, 1995 and 1994, respectively. The yearly amounts reflect vesting schedules for applicable grants as well as fluctuations in the market price of the Company's Class A Common Stock.

The Company applies APB 25 and related interpretations in accounting for its various stock option plans. Had compensation cost been recognized consistent with Statement of Financial Accounting Standards No. 123, for options granted in 1995 and 1996, net loss would have increased by $4,191 in 1996 and by an insignificant amount in 1995. There was no material impact on net loss per share.

The per share weighted average value of stock options issued by the Company during 1996 and 1995, as determined by the Black-Scholes option pricing model, was $19.41 and $21.55, respectively, on the date of grant. In 1996 and 1995, the assumptions of no dividends, expected volatility of 34%, and an expected life of five years were used by the Company in determining the value of stock options granted by the Company. In addition, the calculations assumed a risk free interest rate of approximately 6.7% in each period.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

Pro forma net loss reflects only options granted in 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS 123 is not reflected in the pro forma net loss amounts discussed above because compensation cost is calculated over the options' vesting periods and compensation costs for options granted prior to January 1, 1995 are not considered. Stock transactions under the Stock Plan and the 1996 Plan are as follows:


                             Shares         Stock
                             Under      Appreciation  Stock      Available     Option
                             Option         Rights    Awards      For Grant  Price Range
                             ------         ------    ------      ---------  -----------
Balance, December 31, 1993   1,734,695      854,945    325,650    151,343   $14.50-$38.25

   Granted                     525,400      525,400     68,400   (593,800)  $42.00-$56.50
   Exercised/issued           (358,528)    (161,952)   (48,430)      --     $14.50-$36.00
   Cancelled                  (434,390)     (59,866)  (109,241)   543,631   $16.63-$42.00
                             ---------    ---------   --------    -------

Balance, December 31, 1994   1,467,177    1,158,527    236,379    101,174   $14.50-$56.50

   Granted                      56,950       56,950     11,350    (68,300)  $50.00-$56.50
   Exercised/issued           (418,102)     (55,764)    17,302          -   $14.50-$42.00
   Cancelled                   (40,343)     (32,026)  (115,231)   155,574   $16.63-$42.00
                             ---------    ---------   --------    -------

Balance, December 31, 1995   1,065,682    1,127,687    149,800          -   $14.50-$56.50

   1996 Stock Plan                                              1,500,000
   Granted                     548,555      548,555     92,100   (640,655)  $47.88-$49.50
   Exercised/issued           (187,141)    (238,641)  (147,444)         -   $14.50-$42.00
   Cancelled-Stock Plan        (44,142)     (21,797)    (6,206)         -   $24.50-$52.13
   Cancelled-1996 Plan          (9,800)      (9,800)      (300)    10,100   $49.50
                             ---------    ---------   --------    -------

Balance, December 31, 1996   1,373,154    1,406,004     87,950    869,445
                             ---------    ---------   --------    -------
                             ---------    ---------   --------    -------

The following table summarizes significant ranges of outstanding and exercisable options at December 31, 1996:

                              Options Outstanding            Options Exercisable
                   ------------------------------------- -----------------------
                                  Weighted      Weighted               Weighted
                                  Average       Average                Average
  Ranges of                      Remaining      Exercise               Exercise
Exercise Prices     Shares       Life in Years   Price      Shares      Price
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$ 21.25 -  29.875   275,660          4.4        $25.94      275,660    $25.94
  32.75 -  42.00    345,889          7.5         40.46      162,939     41.11
  47.875 - 52.125   536,605          9.4         49.68       15,308     51.55
  56.50             215,000          7.8         56.50      215,000     56.50

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES

The Company, through Rainbow Programming, has entered into several contracts with professional and other sports teams relating to cable television programming including rights agreements. Amounts payable under these contracts during the five years subsequent to December 31, 1996 amount to $50,687 in 1997, $50,724 in 1998, $50,476 in 1999, $53,112 in 2000 and $55,018 in 2001.

In addition, Rainbow Programming has guaranteed rights payments to several professional sports teams relating to certain affiliated sports programming companies. Amounts guaranteed on behalf of such affiliated sports programming companies during the five years subsequent to December 31, 1996 amount to $9,133 in 1997, $3,681 in 1998, $2,846 in 1999, $340 in 2000 and $340 in 2001.

The Company and its cable television affiliates have an affiliation agreement with a program supplier whereby the Company is obligated to make Base Rate Annual Payments, as defined and subject to certain adjustments pursuant to the agreement, through 2004. The Company would be contingently liable for its proportionate share of Base Rate Annual Payments, based on subscriber usage, of approximately $12,714 in 1997; $13,158 in 1998; $13,617 in 1999 and for the
years 2000 through 2004. Such payments would increase by percentage increases in the Consumer Price Index, or five percent, whichever is less, over the prior year's Base Rate Annual Payment.

The Company does not provide post-retirement benefits to any of its employees.


NOTE 12. OTHER MATTERS

The Company is party to various lawsuits, some involving substantial amounts. Management does not believe that the resolution of these lawsuits will have a material adverse impact on the financial position of the Company.

The Company recorded a one time charge of $4,306 during 1994 to provide for severance and related costs, attributable entirely to terminated employees, resulting from a restructuring of its operations. Substantially all of such amounts were paid during 1994.


NOTE 13. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

CASH AND CASH EQUIVALENTS, TRADE ACCOUNTS RECEIVABLE, NOTES AND OTHER RECEIVABLES, PREPAID EXPENSES AND OTHER ASSETS, ACCOUNTS PAYABLE, ACCRUED LIABILITIES, ACCOUNTS PAYABLE TO AFFILIATES, FEATURE FILM RIGHTS PAYABLE AND OBLIGATION TO RELATED PARTY

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

The carrying amount approximates fair value due to the short maturity of these instruments.

BANK DEBT, SENIOR DEBT, SUBORDINATED DEBENTURES, SUBORDINATED NOTES PAYABLE AND REDEEMABLE EXCHANGEABLE PREFERRED STOCK

The fair values of each of the Company's long-term debt instruments and redeemable preferred stock are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

INTEREST RATE SWAP AND CAP AGREEMENTS

The fair values of interest rate swap and cap agreements are obtained from dealer quotes. These values represent the estimated amount the Company would receive or pay to terminate agreements, taking into consideration current interest rates and the current creditworthiness of the counterparties.

The fair value of the Company's financial instruments are summarized as follows:


                                                        December 31, 1996
                                                 ----------------------------
                                                  Carrying         Estimated
                                                   Amount          Fair Value
                                                  --------         ----------
   Long term debt instruments:
     Bank debt                                   $1,670,245        $1,670,245
     Subordinated debentures                      1,323,105         1,330,438
     Subordinated notes payable                     141,268           136,000
     Redeemable exchangeable preferred stock      1,005,265         1,195,981
                                                 ----------        ----------
                                                 $4,139,883        $4,332,664
                                                 ----------        ----------
                                                 ----------        ----------
   Interest rate swap and cap agreements:
     In a net payable position                   $        -        $    4,238
                                                 ----------        ----------
                                                 ----------        ----------

                                                     December 31, 1995
                                                 ---------------------------
                                                   Carrying        Estimated
                                                    Amount         Fair Value
                                                  ---------        ----------
   Long term debt instruments:
     Bank debt                                   $  992,469        $  992,469
     Senior debt                                    898,803           898,803
     Subordinated debentures                        923,608           972,125
     Subordinated notes payable                     141,268           135,400
     Redeemable exchangeable preferred stock        257,751           266,772
                                                 ----------        ----------
                                                 $3,213,899        $3,265,569
                                                 ----------        ----------
                                                 ----------        ----------
  Interest rate swap and cap agreements:
     In a net payable position                   $        -        $   11,055
                                                 ----------        ----------
                                                 ----------        ----------

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 14. SUBSEQUENT EVENTS

On February 18, 1997, Rainbow Programming made a payment to ITT of $168,750 plus interest, fully equalizing its interest in MSG Holdings, and bringing the total of such payments to $360,000, plus interest payments aggregating $47,700. On March 6, 1997 Rainbow Programming entered into letter of intent (the "March 1997 Letter") with ITT to acquire a majority interest in the equity of MSG Holdings. The March 1997 Letter is a nonbinding letter of intent and is not an agreement to enter into a formal contract with respect to such transaction.

In February 1997, the Company made a nonrefundable deposit of $30,000 in partial payment of the purchase price under the Warburg Agreement. Acquisition of the remaining interests in the Warburg Companies that the Company does not already own is expected to close in July 1997.

On April 1, 1997, Rainbow Media Holdings, Inc. ("Rainbow Media") consummated a transaction in which Rainbow Programming Holdings, Inc. merged with and into Rainbow Media, a newly formed subsidiary of the Company. In addition, NBC received a 25% equity interest (which interest may be increased up to 27% under certain circumstances) in non-voting Class C common stock of Rainbow Media. The company owns the remaining 75% equity interest in Rainbow Media. The partnership interests in certain of Rainbow Media's programming services formerly owned by NBC are now owned by subsidiaries of Rainbow Media.

     Rainbow Media has executed a new $300 million three year credit facility with Canadian Imperial Bank of Commerce and Toronto-Dominion (Texas), Inc. as co-agents, and a group of banks. The actual closing of the credit facility was subject to several conditions having been satisfied. Those conditions have now been satisfied and the closing of the new facility is anticipated shortly. Upon closing, approximately $172 million is expected to be drawn to refinance, in part, the previous $202 million credit facility. The balance of the funds utilized to fully repay the $202 million facility and to repay $169 million to the Restricted Group will come from a distribution by American Movie Classics Company. This distribution will be provided by funds made available under a new $250 million, seven year revolving credit and term loan facility maturing in 2004 and closing concurrently with the Rainbow Media credit facility. The Rainbow Media three year revolving credit facility matures on March 31, 2000 and is payable in full on such date. The funds available under the credit facility will be used to finance working capital requirements and general corporate purposes. The credit facility contains certain financial covenants that may limit its ability to utilize all of the undrawn funds available thereunder, including covenants requiring Rainbow Media to maintain certain financial ratios.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)
                                   (continued)



NOTE 15. INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of selected quarterly financial data for the years ended December 31, 1996 and 1995.

                               MARCH 31,                  JUNE 30,            SEPTEMBER 30,        DECEMBER 31,
                         --------------------     ---------------------   ------------------    --------------------
                           1996       1995         1996         1995       1996        1995         1996       1995
                         --------    --------    --------    --------    --------    --------     ---------  --------
Revenues ...............$ 304,165   $ 245,401   $ 320,331   $ 263,734   $ 331,122   $ 278,158   $ 359,524   $ 290,767
Operating expenses .....  286,272     231,696     292,915     252,695     302,570     249,603     358,973     264,623
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Operating profit
  (loss) ...............$  17,893   $  13,705   $  27,416   $  11,039   $  28,552   $  28,555   $     551   $  26,144
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Net loss applicable to
  common shareholders ..$(100,680)  $(100,973)  $(117,969)  $ (99,384)  $(106,931)  $ (44,033)  $(134,279)  $ (93,317)
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Net loss per common
  share ................$   (4.06)  $   (4.27)  $   (4.75)  $   (4.18)  $   (4.31)  $   (1.85)  $   (5.40)  $   (3.88)
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------


                                    TOTAL
                           ---------------------
                              1996          1995
                           --------       ------
Revenues ...............$ 1,315,142   $ 1,078,060
Operating expenses .....  1,240,730       998,617
                        -----------   -----------

Operating profit
  (loss) ...............$    74,412   $    79,443
                        -----------   -----------
                        -----------   -----------

Net loss applicable to
  common shareholders ..$  (459,859)  $  (337,707)
                        -----------   -----------
                        -----------   -----------
Net loss per common
  share ................$    (18.52)  $    (14.17)
                        -----------   -----------
                        -----------   -----------

                  TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Condensed Pro Forma Financial Statements

                              September 30, 1997
                                  (unaudited)


     The following unaudited condensed pro forma balance sheet of TCI, dated as of September 30, 1997, assumes that the Transaction (see note 1) had occurred as of such date.

     The following unaudited condensed pro forma statements of operations of TCI for the nine months ended September 30, 1997 and the year ended December 31, 1996 assume that the Transaction had occurred as of January 1, 1996.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Transaction had occurred as of January 1, 1996. These condensed pro forma financial statements of TCI should be read in conjunction with the historical financial statements and the related notes thereto of TCI.

                  TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                      Condensed Pro Forma Balance Sheet
                                (unaudited)

                                                                            September 30, 1997
                                               -----------------------------------------------------------------------
                                                                     Contribution of
                                                      TCI             NJ/NY Systems         Pro forma          TCI
                                                   historical         to New CSC (1)      adjustments (1)   pro forma
                                               -----------------     ----------------     ---------------   ----------
                                                                            amounts in millions
ASSETS
Cash, receivables and other
 current assets                                    $  1,322               (23)                 --              1,299

Investment in affiliates and Time
 Warner, Inc., and
 related receivables                                  5,388                --               1,161 (3)          6,549

Property and equipment, net of
 accumulated depreciation                             7,901              (453)                 --              7,448

Franchise costs, intangibles and
 other assets, net of amortization                   17,480              (889)                 --             16,591
                                                   --------            ------               -----             ------
                                                   $ 32,091            (1,365)              1,161             31,887
                                                   --------            ------               -----             ------
                                                   --------            ------               -----             ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Payables and accruals                              $  2,023               (19)                 --              2,004

Debt                                                 15,153              (669)                 --             14,484

Deferred income taxes                                 6,102                --                 269 (4)          6,371

Other liabilities                                       531                --                  --                531
                                                   --------            ------               -----             ------

  Total liabilities                                  23,809              (688)                269             23,390
                                                   --------            ------               -----             ------

Minority interests                                    1,467                --                  --              1,467

Redeemable preferred stock                              655                --                  --                655

Company-obligated mandatorily redeem-
 able preferred securities of subsidiary
 trusts holding solely subordinated debt
 securities of TCIC                                   1,500                --                  --              1,500

Stockholders' equity:
 TCI Group Series A common stock                        605                --                  --                605
 TCI Group Series B common stock                         78                --                  --                 78
 Liberty Media Group Series A
  common stock                                          346 (2)            --                  --                346
 Liberty Media Group Series B
  common stock                                           35 (2)            --                  --                 35
 TCI Ventures Group Series A common stock               377 (2)            --                  --                377
 TCI Ventures Group Series B common stock                33 (2)            --                  --                 33
 Additional paid-in capital                           5,028 (2)            --                  --              5,028
 Combined equity                                         --              (677)                677 (4)             --
 Unrealized holding gains for
  available-for-sale securities                          27                --                  --                 27
 Accumulated deficit                                   (410)               --                 215 (4)           (195)
 Treasury stock                                      (1,459)               --                  --             (1,459)
                                                   --------            ------               -----             ------
                                                      4,660              (677)                892              4,875
                                                   --------            ------               -----             ------
                                                   $ 32,091            (1,365)              1,161             31,887
                                                   --------            ------               -----             ------
                                                   --------            ------               -----             ------

See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Condensed Pro Forma Statement of Operations
                                   (unaudited)

                                                                    Nine months ended September 30, 1997
                                               -----------------------------------------------------------------------
                                                                     Contribution of
                                                      TCI             NJ/NY Systems         Pro forma          TCI
                                                   historical         to New CSC (1)      adjustments (1)   pro forma
                                               -----------------     ----------------     ---------------   ----------
                                                           amounts in millions, except per share amounts
Revenue                                            $  5,648               (316)                --               5,332

Operating, cost of sales, selling,
   general and administrative
   expenses, compensation relating to
   stock appreciation rights                         (3,647)               168                 --              (3,479)

Depreciation and amortization                        (1,177)                57                 --              (1,120)
                                                     ------              -----              ------             ------
      Operating income                                  824                (91)                --                 733

Interest expense                                       (883)                29                 --                (854)

Interest and dividend income                             64                 --                 --                  64

Share of losses of affiliates, net                     (591)                --               (196)(5)            (787)

Other income, net                                       334                 --                 --                 334
                                                     ------              -----              ------             ------
      Loss before income taxes                         (252)               (62)              (196)               (510)

Income tax benefit                                       18                 15                 78 (6)             111
                                                     ------              -----              ------             ------
         Net loss                                      (234)               (47)              (118)               (399)

Dividend requirement on redeemable
   preferred stocks                                     (31)                --                 --                 (31)
                                                     ------              -----              ------             ------
      Net loss attributable to
         common stockholders                       $   (265)               (47)              (118)               (430)
                                                     ------              -----              ------             ------
                                                     ------              -----              ------             ------
Net earnings (loss) attributable to
   common stockholders:
      TCI Group Series A and Series B
         common stock                              $   (472)                                                     (637)
   Liberty Media Group Series A and
   Series B common stock                                184                                                       184
   TCI Ventures Group Series A and
   Series B common stock                                 23                                                        23
                                                     ------                                                    ------
                                                    $  (265)                                                     (430)
                                                     ------                                                    ------
                                                     ------                                                    ------
Net earnings (loss) attributable to
   common stockholders per common
   share:
      TCI Group Series A and Series B
         common stock                              $   (.70)                                                     (.95) (7)
                                                     ------                                                    ------
                                                     ------                                                    ------
      Liberty Media Group Series A and
         Series B common stock                     $    .49 (2)                                                   .49
                                                     ------                                                    ------
                                                     ------                                                    ------
      TCI Ventures Group Series A and
         Series B common stock                     $    .06 (2)                                                   .06
                                                     ------                                                    ------
                                                     ------                                                    ------

See accompanying notes to unaudited condensed pro forma financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                   (unaudited)

                                                                         Year ended December 31, 1996
                                               -----------------------------------------------------------------------
                                                                     Contribution of
                                                      TCI             NJ/NY Systems         Pro forma          TCI
                                                   historical         to New CSC (1)      adjustments (1)   pro forma
                                               -----------------     ----------------     ---------------   ----------
                                                               amounts in millions, except per share amounts
Revenue                                             $ 8,022               (386)                --              7,636

Operating, cost of sales, selling,
   general and administrative expenses,
   compensation relating to stock
   appreciation rights and restructuring
   charges                                           (5,774)               211                 --             (5,563)

Depreciation and amortization                        (1,616)                75                 --             (1,541)
                                                     ------               ----              -----             ------

      Operating income                                  632               (100)                --                532

Interest expense                                     (1,096)                37                 --             (1,059)

Interest and dividend income                             64                 --                 --                 64

Share of losses of
   affiliates, net                                     (473)                --               (355) (5)          (828)

Other income, net                                     1,413                  1                 --              1,414
                                                     ------               ----              -----             ------
      Earnings before income
         taxes                                          540                (62)              (355)               123

Income tax expense                                     (262)                15                142 (6)           (105)
                                                     ------               ----              -----             ------

         Net earnings                                   278                (47)              (213)                18

Dividend requirement on redeemable
   preferred stocks                                     (35)                --                 --                (35)
                                                     ------               ----              -----             ------
      Net earnings (loss) attributable to
         common stockholders                        $   243                (47)              (213)               (17)
                                                     ------               ----              -----             ------
                                                     ------               ----              -----             ------
Net earnings (loss) attributable to
   common stockholders:
      TCI Group Series A and Series B
         common stock                               $  (813)                                                  (1,073)
      Liberty Media Group Series A and
         Series B common stock                        1,056                                                    1,056
                                                     ------                                                   ------
                                                    $   243                                                      (17)
                                                     ------                                                   ------
                                                     ------                                                   ------
Net earnings (loss) attributable to
   common shareholders per common share
      TCI Group Series A and Series B
         common stock                               $ (1.22)                                                   (1.61) (7)
                                                     ------                                                   ------
                                                     ------                                                   ------
      Liberty Media Group Series A and
         Series B common stock                      $  2.64 (2)                                                 2.64
                                                     ------                                                   ------
                                                     ------                                                   ------

See accompanying notes to unaudited condensed pro forma financial statements.

                  TELE-COMMUNCIATIONS, INC. AND SUBSIDIARIES

               Notes to Condensed Pro Forma Financial Statements

                              September 30, 1997
                                  (unaudited)


(1) On March 4, 1998 (the "Closing Date"), subsidiaries of Tele-Communications, Inc. ("TCI") transferred to CSC Parent Corporation, a Delaware corporation (to be known immediately after the closing as Cablevision Systems Corporation) ("New CSC"), cable television systems owned and operated by TCI serving approximately 830,000 subscribers, as of January 31, 1998. The systems transferred were located in Union, Mercer, Monmouth, Somerest, Middlesex, Morris, Sussex, Bergen and Passaic counties in New Jersey and in Rockland, Suffolk and Westchester counties in New
     York (the "NJ/NY Systems"). In addition to its ownership interest in the NJ/NY Systems, New CSC will hold all of the common stock of the former Cablevision Systems Corporation (to be known immediately after the closing as CSC Holdings, Inc.). The NJ/NY Systems were transferred either directly by the transfer of the assets of such cable systems or indirectly by the transfer of partnership interests or capital stock in the entities owning such cable systems, in exchange for 12,235,543 shares (prior to adjustment for a stock dividend) of Class A common stock, par value $0.01 per share, of New CSC ("New CSC Class A Common Stock") representing an approximate 33% common equity ownership interest in New CSC and assumption by New CSC of certain liabilities, including approximately $669 million in debt, relating to the cable television systems transferred by TCI to New CSC. Such exchange was made pursuant to the terms of the Contribution and Merger Agreement dated as of June 6, 1997, as amended and restated by the Amended and Restated Contribution and Merger Agreement (the "Contribution and Merger Agreement") dated as of June 6, 1997, by and among TCI Communications, Inc., a subsidiary of TCI, New CSC, and certain affiliates of New CSC (the "Transaction"). The amount of the consideration payable in the Transaction was based on arm's-length negotiations between the parties.

(2) Effective February 6, 1998, TCI issued stock dividends to holders of Tele-Communications, Inc. Series A and Series B Liberty Media Group Common
     Stock ("Liberty Group Stock") (the "1998 Liberty Stock Dividend") and Tele-Communications, Inc. Series A and Series B TCI Ventures Group Common Stock ("TCI Ventures Group Stock") (the "Ventures Stock Dividend"). The 1998 Liberty Stock Dividend consisted of one share of Liberty Group Stock for every two shares of Liberty Group Stock owned. The Ventures Stock
     Dividend consisted of one share of TCI Venture Group Stock for every one share of TCI Ventures Group Stock owned. The 1998 Liberty Stock Dividend and the Ventures Stock Dividend have been treated as stock splits, and accordingly, all share and per share amounts have been restated to reflect the 1998 Liberty Stock Dividend and the Ventures Stock Dividend.


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                  TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               Notes to Condensed Pro Forma Financial Statements
                                  (unaudited)

(3) Represents the receipt of 12,235,543 shares (prior to adjustment for a stock dividend) of New CSC Class A Common Stock valued at approximately $1,161 million, based on the closing per share price of New CSC's Class A Common Stock of $94.875 on the Closing Date.

(4) Represents the estimated gain from the contribution to New CSC of the NJ/NY Systems. The estimated gain represents the excess of the fair value of New CSC Class A Common Stock received (approximately $1,161 million) over the net assets of the NJ/NY Systems (approximately $677 million), net of the estimated deferred tax effect of the Transaction.

(5) Represents TCI's proportionate share of New CSC's pro forma losses for the applicable period including the amortization, over an estimated 10 year life, of the difference between the fair value of consideration received and TCI's proportionate share of New CSC's net deficiency.

(6) Represents the estimated tax effect of the pro forma adjustments, assuming an effective tax rate of 40%.

(7) Represents pro forma loss per share assuming 670.0 million and 664.8 million weighted average shares of TCI Group common stock were outstanding during the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. Such amounts represent the weighted average shares disclosed in TCI Group's historical financial statements.

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